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                                                                  EXHIBIT 10.36



                                                                  Execution Copy


                      RESEARCH LICENSE AND OPTION AGREEMENT


         This Research License and Option Agreement (this "Agreement"), effective as of October 30, 1998 (the "Effective Date"), is made by and between Abgenix, Inc., a Delaware corporation ("ABX"), and Millennium BioTherapeutics, Inc., a Delaware corporation ("MBio").


                                    RECITALS

         A. ABX has rights in certain technology regarding certain strains of XenoMouse(TM) Animals (as defined below) that are capable of producing human antibodies upon immunization with antigens;

         B. MBio desires to generate human antibodies to the antigen
[*];

         C. MBio has immunized XenoMouse Animals with [*] pursuant to that certain Research Collaboration Agreement between MBio and ABX effective as of July 15, 1998 (the "RCA"); and

         D. ABX is willing to grant to MBio, and MBio desires to obtain, a license to use XenoMouse Animals solely for immunization with [*] for research purposes, as described below and on the terms and conditions set forth herein;

         E. ABX additionally is willing to grant to MBio, and MBio desires to obtain, an option to obtain the Antigen Product License (as defined below) on the terms and conditions set forth herein.

         NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:


1. DEFINITIONS

         For purposes of this Agreement, the terms set forth in this Article shall have the meanings set forth below:

         1.1 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with ABX, MBio or a Sublicensee. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

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         1.2 "Antibody" shall mean a composition comprising a whole antibody or fragment thereof, said antibody or fragment having been derived in whole or part from the XenoMouse Animals provided by ABX to MBio pursuant to the RCA or this Agreement, or having been derived from nucleotide sequences encoding, or amino acid sequences of, such an antibody or fragment.

         1.3 "Antibody Cells" shall mean all cells that contain, express, or secrete (a) Antibodies or (b) Genetic Materials that encode Antibodies.

         1.4 "Antigen" shall mean [*]

         1.5 "Antigen Product License" shall mean a license, in the form attached hereto as Exhibit A, to be granted by ABX to MBio pursuant to Section
3.3 of this Agreement.

         1.6 "Confidential Information" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records, reports), which is owned or controlled by such party and is disclosed by such party to the receiving party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the receiving party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the receiving party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the receiving party, (b) to have become publicly known, without fault on the part of the receiving party, subsequent to disclosure of such information by the disclosing party to the receiving party, (c) to have been received by the receiving party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information free of confidentiality obligations,
(d) to have been otherwise known by the receiving party free of confidentiality obligations prior to disclosure of such information by the disclosing party to the receiving party, or (e) to have been independently developed by employees or agents of the receiving party without access to or use of such information disclosed by the disclosing party to the receiving party. The parties acknowledge that the foregoing exceptions shall be narrowly construed and that the obligations imposed upon each party under Section 5 below shall be relieved solely with respect to such Confidential Information of the disclosing party which falls within the above exceptions and not with respect to related portions, other combinations, or characteristics of the Confidential Information of the disclosing party including, without limitation, advantages, operability, specific purposes, uses and the like.

         1.7 "Derived" or "derived" shall mean obtained, developed, created, synthesized, designed, derived or resulting from, based upon or otherwise generated.

         1.8 "Field" shall mean the use of Products for human therapeutic, preventative

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(prophylactic) and diagnostic medical purposes.

         1.9 "Genetic Material" shall mean a nucleotide sequence, including DNA, RNA and complementary and reverse complementary nucleotide sequences thereto, whether coding or noncoding and whether intact or a fragment.

         1.10 "GenPharm Cross License Agreement" shall mean that certain Cross License Agreement entered into by and between ABX, JTI, XT, Cell Genesys, Inc., and GenPharm International, Inc. effective as of March 26, 1997, as the same may be amended from time to time.

         1.11 "IND" shall mean an Investigational New Drug application filed with FDA, or any similar filing with any foreign regulatory authority, to commence human clinical testing of any Product in any country.

         1.12 "JTI" shall mean Japan Tobacco Inc., a Japanese corporation.

         1.13 "Licensed Technology" shall mean ABX Patent Rights, ABX Know-How and [*]; provided, however, that Licensed Technology shall not include Excluded Technology.

                  1.13.1 "ABX Patent Rights" shall mean (i) the patents and patent applications listed on Exhibit B hereto and any foreign counterparts thereto; (ii) the patent applications which claim Joint Materials as defined in
Section 2.1.4(B) or Joint Intellectual Property as defined in Section 4.4; (iii) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and (iv) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

                  1.13.2 "ABX Know-How" shall mean information discovered, developed or acquired by ABX prior to the Effective Date regarding methods and techniques of immunizing the XenoMouse Animals to the Antigen which is disclosed by ABX to MBio pursuant to this Agreement or the RCA. All ABX Know-How shall be treated as "Confidential Information" of ABX under Article 5 of this Agreement.

                  1.13.3 "ABX In-License" shall mean a license, sublicense or other agreement under which ABX acquired rights to the ABX Patent Rights or the ABX Know-How.

                  1.13.4 [*]

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[*]

                  1.13.5 "Excluded Technology" shall mean any intellectual property or technology of ABX in or to (i) all antigens other than the Antigen, including without limitation: (A) compositions of such antigens or of Genetic Materials encoding such antigens; (B) uses of such antigens; (C) antibodies or other compositions that bind to such antigens, Genetic Materials encoding such antibodies or compositions, and cells that express, secrete, or contain such antibodies, Genetic Materials, or compositions; and (D) uses of such antibodies, Genetic Materials or compositions; (ii) methods to discover novel antigens;
(iii) methods of using antigens other than to create antibodies; and (iv) ABX Intellectual Property as defined in Section 4.5.

         1.14 "Option" shall have the meaning set forth in Section 3.1.1 below.

         1.15 "Product" shall mean any product comprising (i) an Antibody which binds to the Antigen or (ii) Genetic Material encoding such an Antibody wherein, in respect of each Product, said Genetic Material does not encode multiple antibodies.

         1.16 [*] shall mean the [*] below.

         1.17 "Research Field" shall mean the immunization of XenoMouse Animals with the Antigen and the use of XenoMouse Animals that are so immunized and materials derived from XenoMouse Animals that are so immunized, in each case solely for the creation, identification, analysis, research, and preclinical development of Products for use in the Field. For purposes of clarification, but without limitation, the Research Field shall not include (i) the creation, breeding or development of mice or any transgenic animals, (ii) use in humans of materials derived in whole or part from the XenoMouse Animals (including without limitation Products), (iii) use of XenoMouse Animals or materials derived in whole or part from XenoMouse Animals (including without limitation Products) for screening or other research, or for any purpose other than the creation, identification, analysis, research and development of Products for use in the Field, or (iv) the transfer, sale, lease, offer for sale or lease, or other transfer of title to or an interest in XenoMouse Animals or any materials derived in whole or part from the XenoMouse Animals (including without limitation Products).

         1.18 "XenoMouse" and "XenoMouse Animals" shall mean one or more transgenic mice provided by ABX to MBio for immunization with the Antigen under either this Agreement or the RCA.

         1.19 "Xenotech Agreement" shall mean that certain Master Research License and Option Agreement entered into by and among XT, JTI and Cell Genesys, Inc. effective as of June 28, 1996, and subsequently assigned to ABX by Cell Genesys, Inc., as the same may be amended from time to time.

         1.20 "XT" shall mean Xenotech, L.P., a California limited partnership.

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         1.21 "XT-ABX Product License" shall mean a license granted from XT to
ABX pursuant to the terms of the Xenotech Agreement permitting ABX to commercialize certain Products in one or more territories.


2. SUPPLY OF MICE AND MATERIALS; RESEARCH LICENSE

         2.1 Supply of XenoMouse Animals.

                  2.1.1 XenoMouse Animals. Subject to the terms and conditions of this Agreement, including those set forth in Section 2.2 below, on or before the Effective Date, ABX has provided to MBio, solely for use in creating Antibodies to the Antigen for use in the Research Field, XenoMouse Animals pursuant to the RCA.

                  2.1.2 Research. Except as the parties may otherwise agree, MBio shall be responsible for conducting all research activities involved in the Research Field, including without limitation immunizations of XenoMouse Animals with the Antigen, screening of antibodies generated from such immunizations, and creation of hybridoma cells that produce antibodies to the Antigen.

                  2.1.3 Payments. MBio shall pay to ABX [*] on December 20,
1998.

                  2.1.4 Ownership of Materials and Data.

                              A. ABX Materials. Subject to Section 2.1.4(B)
below, ABX owns and shall own (i) any and all XenoMouse Animals and XenoMouse Animals immunized with the Antigen and any and all materials derived therefrom (including without limitation fragments, derivatives, progeny, modifications or improvements thereto, and derivatives thereof) [*] (the "ABX Materials").

                              B. Joint Materials. Notwithstanding anything to
the contrary in Section 2.1.4(A), it is understood and agreed that ABX and MBio own and shall jointly own [*]


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[*] relating to Products resulting from the parties' use of the XenoMouse
Animals or Products in connection with the RCA, this Agreement or the Antigen Product License (if entered into by the parties) (the "Joint Materials").

                              C. MBio Materials. Subject to Sections 2.1.4(A)
and 2.1.4(B), MBio owns and shall own [*]

                              D. Determinations Regarding Materials. In the
event of any good faith dispute between the parties with respect to the proper categorization of materials under Section 2.1.4(A) through (C), above, the parties shall attempt to resolve such dispute, first by thirty (30) days' amicable negotiations, then by referral of the dispute (for thirty (30) days' additional negotiation) to the chief patent lawyers (or their nominees) of each party, and then, if not resolved, to the chief executive officers of each party. If, thirty (30) days after referral to the chief executive officers, the parties continue to have a good faith dispute as to the proper categorization of the above-referenced materials, such materials shall be Joint Materials, provided that such categorization shall not cause a breach of, or a right to terminate, any ABX In-License.

                              E. Transfer of Materials. The transfer of physical
possession of any materials owned by, and the physical possession and use of such materials and/or data by, MBio of ABX, as the case may be, shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such materials and/or data to MBio or ABX, as the case may be.

         2.2 Supply of XenoMouse Animals and Materials; Material Transfer Terms. All XenoMouse Animals, and all materials derived in whole or part from XenoMouse Animals (including without limitation Products), provided by ABX to MBio are provided solely for use in accordance with, and subject to, the following terms and conditions:

                  (a) all XenoMouse Animals transferred to MBio shall be the sole property of ABX, and the transfer of physical possession to MBio, and/or possession or use by MBio, of XenoMouse Animals shall not be, nor be construed as, a sale, lease, offer to sell or lease, or other transfer of title to any XenoMouse Animals;

                  (b) all XenoMouse Animals and all materials derived in whole or part from the XenoMouse Animals (including without limitation Products) shall remain in the control of MBio and shall not be transferred to MBio's Affiliates or Sublicensees or any other party (other than ABX), [*]

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[*]

                  (c) MBio shall not directly or indirectly use or attempt to use the XenoMouse Animals, or any materials derived in whole or part from the XenoMouse Animals (including without limitation Products) to reproduce the XenoMouse Animals or to generate or produce by any means XenoMouse Animals or other transgenic mice or other transgenic animals;

                  (d) The XenoMouse Animals shall be delivered to MBio solely for the purpose of immunizing the XenoMouse Animals with the Antigen, and MBio shall not use the XenoMouse Animals, or any materials derived in whole or part from the XenoMouse Animals (including without limitation Products), for any purpose other than (i) immunizing the XenoMouse Animals with the Antigen, and
(ii) subsequent use of such immunized XenoMouse Animals and materials derived therefrom (including without limitation Products) as reasonably necessary for creation, manufacture, use, identification, and commercialization of Products pursuant to the Antigen Product License (if entered into by the parties);

                  (e) MBio shall not sell, have sold, lease, offer to sell or lease, otherwise transfer title to (i) any XenoMouse Animals, (ii) cells derived in whole or part from the XenoMouse Animals (including without limitation hybridomas), or (iii) except as provided in (f) below, any other materials derived in whole or part from the XenoMouse Animals (including without limitation Products);

                  (f) MBio shall not sell, have sold, lease, offer to sell or lease, otherwise transfer title to, or otherwise distribute, clinically develop, or commercialize any Product without obtaining the Antigen Product License from ABX with respect to such Product;

                  (g) MBio shall not use the XenoMouse Animals to make or use antibodies to any antigen other than the Antigen (including without limitation to [*];

                  (h) Upon expiration or termination of this Agreement for any reason, MBio shall destroy (or return to ABX) each XenoMouse Animal and certify such destruction as directed by ABX, within ten (10) days after such expiration or termination, except as otherwise provided in the Antigen Product License (if entered into by the parties);

                  (i) ABX shall own all right, title and interest in and to all inventions and intellectual property (whether patentable or nonpatentable) made or created by MBio (and any of its agents or employees) through any use of the XenoMouse Animals (and/or materials derived in

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whole or part from the XenoMouse Animals) which is not in accordance with the terms and conditions set forth in this Article 2;

                  (j) The XenoMouse Animals shall be the property of ABX, and the transfer of physical possession of any such materials to, and the physical possession of such materials by, MBio shall not be (nor be construed as) a sale, lease, offer to sell or lease, or other transfer of title of such materials to MBio;

                  (k) No implied licenses or rights are conveyed to MBio or ABX hereunder. MBio shall only be authorized regarding the use of XenoMouse Animals and the manufacture, research use, and (if permitted under the Antigen Product License, if entered into by the parties) commercial exploitation of materials derived in whole or part from the XenoMouse Animals (including without limitation Products) solely as expressly provided hereunder or under the Antigen Product License (if entered into by the parties);

                  (l) MBio shall only use the XenoMouse Animals and materials derived in whole or part from the XenoMouse Animals (including without limitation Products) in compliance with all applicable national, state, and local laws and regulations, including all applicable National Institutes of Health guidelines. Such materials will not be used in humans, except as otherwise expressly set forth in the Antigen Product License (if entered into by the parties). MBio acknowledges that the XenoMouse Animals, and all materials derived in whole or part from the XenoMouse Animals, are experimental in nature and may have unknown characteristics and therefore shall use prudence and reasonable care in the use, handling, storage, transportation, disposition and containment of such materials and all derivatives thereof;

                  (m) Unless otherwise agreed by ABX in advance in writing, all XenoMouse Animals delivered to MBio shall be delivered to MBio's animal facility in Cambridge Massachusetts, [*] and such XenoMouse Animals shall not leave such facility (except for return of XenoMouse Animals to ABX or upon destruction of the XenoMouse Animals by MBio); and

                  (n) XT shall be a third-party beneficiary of the commitments by MBio set forth in items (a) through (g) above.

         2.3 Research License.

                  (a) Subject to the terms and conditions of this Agreement, ABX hereby grants to MBio a nonexclusive license (or sublicense, as the case may be) under the Licensed Technology, with the limited right to grant sublicenses only as provided under Section 2.3(b) below, (i) to use the XenoMouse Animals provided by ABX solely for use in the Research Field, (ii) to make and use (but not to transfer, sell, lease, offer to sell or lease, or otherwise transfer title to) Antibody Cells that secrete or express Antibodies to the Antigen solely for use in the Research Field, and (iii) to make and use (but not to transfer, sell, lease, offer to sell or lease, or otherwise transfer title to) Products solely for research and development of such Products for use in the Research Field. MBio shall not use the Licensed Technology or any materials derived in whole or in part from the XenoMouse Animals (including without limitation Products) for any


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other purpose other than those uses expressly licensed under this Section 2.3 or as otherwise expressly set forth in the Antigen Product License (if entered into by the parties). The rights and (sub)license granted under this Section 2.3 shall terminate upon the earlier of (i) such time as MBio and ABX execute the Antigen Product License and (ii) November 30, 1999.

                  (b) MBio shall have the right to [*]

                  (c) MBio shall have the right to contract with MBio Affiliates [*] to perform certain tasks (e.g., without limitation, pathology studies) in support of MBio's activities under this Agreement; provided, however, that (i) such contract shall expressly exclude the use of the XenoMouse Animals; (ii) such contract shall permit the transfer only of Antibodies, Genetic Materials and Antibody Cells to such contractor; (iii) such contractor shall expressly agree to be bound by the terms and conditions (including without limitation the ownership, exclusivity, confidentiality and indemnification provisions) of this Agreement to the extent applicable to the contracted services; and (iv) MBio remains obligated for such contractor's performance hereunder.

         2.4 Limitation. Notwithstanding any other provision of this Agreement, in no event shall MBio (i) file, or authorize any third party to file, an IND with respect to a Product or (ii) initiate, or authorize any third party to initiate, clinical trials in humans with respect to a Product or otherwise utilize or introduce in any way a Product into humans (or sell, or authorize any third party to sell, a Product), unless and until MBio has entered into the Antigen Product License for such Product in accordance with Section 3.5 below.

         2.5 Exclusivity.

                  (a) During the term of this Agreement and the term of the Antigen Product License (if entered into by the parties), MBio shall not use in clinical trials, sell or commercialize any other antibody or fragment thereof that binds to the Antigen, or enter into any agreement with any third party regarding the clinical development, sale or commercialization of such antibodies or fragments, without prior written approval of ABX. Notwithstanding the foregoing,

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MBio shall not be precluded from (i) conducting, or collaborating or contracting with a third party to conduct, early-stage or preclinical studies with respect to any other antibody or fragment thereof that binds to the Antigen, or (ii) clinically developing, selling or commercializing any antibodies or fragments thereof whose principal binding affinity is to, and mode of action is through, an antigen other than the Antigen, regardless of whether such antibodies or fragments also bind to the Antigen, or from entering into any agreement with any third party regarding the clinical development, sale or commercialization of such antibodies or fragments.

                  (b) During the term of this Agreement and the term of the Antigen Product License (if entered into by the parties), except as provided in
Section 3.2.4 below, ABX shall not (i) develop or sell any antibody or fragment thereof that binds to the Antigen, or enter into any agreement with any third party for the creation, research or development of such antibodies or fragments thereof, or (ii) option, license or otherwise transfer rights of any kind whatsoever, whether for research or commercial purposes, to any third party, which would enable such third party to develop or sell any antibody or fragment thereof that binds to the Antigen, without prior written approval of MBio. Notwithstanding the foregoing, ABX shall not be precluded from clinically developing, selling or commercializing any antibodies or fragments thereof whose principal binding affinity is to, and mode of action is through, an antigen other than the Antigen, regardless of whether such antibodies or fragments also bind to the Antigen, or from entering into any agreement with any third party regarding the clinical development, sale or commercialization of such antibodies or fragments.

         2.6 Reports. MBio agrees to keep ABX reasonably informed as to its research activities hereunder. [*]

3. OPTION TO OBTAIN ANTIGEN PRODUCT LICENSE

         3.1 Option. Subject to the terms and conditions set forth in this Agreement, ABX hereby grants to MBio an option (the "Option") to execute, and to have ABX execute, the Antigen Product License, which Option may be exercised by MBio pursuant to the procedures set forth in this Article 3 on or before November 30, 1999.

         3.2 Exercise of Option.

                  3.2.1 Exercise. To exercise the Option, on or before the date set forth in Section 3.1 above, MBio shall give ABX irrevocable written notice (the "Exercise Notice") stating that MBio desires that ABX obtain the XT-ABX Product License for the Antigen and grant to MBio the Antigen Product License. MBio's exercise of the Option shall be effective upon receipt by ABX of the Exercise Notice. In the event that ABX has not received the Exercise Notice on or before the date set forth in Section 3.1 above, the Option shall immediately terminate.

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                  3.2.2 Obtaining the XT-ABX Product License for the Antigen.
Following MBio's exercise of the Option, ABX shall exercise its option under the Xenotech Agreement and shall obtain the XT-ABX Product License for the Antigen. Upon execution of the XT-ABX Product License, MBio and ABX shall execute the Antigen Product License, and MBio shall pay to ABX the license fee set forth in
Section 3.1 of the Antigen Product License.

                  3.2.3 Definition of Antigen. ABX shall establish as the definition of the Antigen under the Xenotech Agreement the same definition of the Antigen as is established under this Agreement (or such other definition which does not materially lessen the rights granted to MBio under this Agreement and under the Antigen Product License (if executed by the parties).

                  3.2.4 Use by ABX. If MBio does not exercise its Option on or before the date set forth in Section 3.1 above, or if MBIO does not promptly thereafter enter into the Antigen Product License, ABX shall be entitled, in its sole discretion, to exercise ABX's rights under the Xenotech Agreement and enter into the XT-ABX Product License related to the Antigen on its own behalf or on behalf of a third party [*], and shall not be obligated to enter into the Antigen Product License with MBio; provided, however, [*]

         3.3 Execution of Antigen Product License. At such time as ABX enters into the XT-ABX Product License with respect to the Antigen as described in
Section 3.2.2, MBio and ABX shall promptly execute the Antigen Product License.

         3.4 [*]

                  3.4.1 Subject to Section 3.4.2, [*]. Subject to Section 3.4.2, [*]

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[*]

                  3.4.2 Notwithstanding Section 3.4.1, [*]


4. INTELLECTUAL PROPERTY

         4.1 Existing MBio Intellectual Property. MBio owns and shall own all right, title and interest in and to inventions made, conceived, reduced to practice and otherwise developed by MBio prior to the Effective Date of the RCA and all intellectual property thereto.

         4.2 Existing ABX Intellectual Property. ABX owns and shall own all right, title and interest in and to inventions made, conceived, reduced to practice and otherwise developed by ABX prior to the Effective Date of the RCA and all intellectual property thereto.

         4.3 MBio Intellectual Property. Except as otherwise provided in Sections 4.4 and 4.5 below, MBio shall own all right, title and interest in and to inventions made, conceived, reduced to practice, or otherwise developed solely by MBio pursuant to the RCA, this Agreement or the Antigen Product License (if entered into by the parties) and all intellectual property thereto (the "MBio Intellectual Property").

         4.4 Joint Intellectual Property. Except as otherwise provided in
Section 2.1.4 or 2.2(i) above, MBio and ABX shall jointly own all right, title and interest in and to (a) all inventions made jointly by ABX and MBio personnel under the RCA, this Agreement or the Antigen Product License (if entered into by the parties), and all intellectual property thereto, and (b) all inventions, solely or jointly made, conceived, reduced to practice, or otherwise developed by, or under the authority of, MBio and/or ABX in the course of performing research or development work under the RCA, this Agreement or the Antigen Product License (if entered into by the parties) regarding the Joint Materials and/or the Antibody Cells that contain, express, or secrete Antibodies that bind to the Antigen or Genetic Materials that encode such Antibodies, and all intellectual property thereto (all of the foregoing, collectively, the "Joint Intellectual Property"). Nothing in this Section 4.4 shall convey, or be construed to convey, title in or to the biological materials themselves embodying any such jointly-owned inventions or intellectual property to MBio or ABX, as the case may be.


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         4.5 ABX Intellectual Property. Except as otherwise provided in Section
4.4 above, ABX shall own all right, title and interest in and to (a) all inventions made, conceived, reduced to practice, or otherwise developed solely by ABX pursuant to the RCA, this Agreement or the Antigen Product License (if entered into by the parties) and all intellectual property thereto, and (b) all inventions made, conceived, reduced to practice or otherwise developed jointly or solely by MBio and/or ABX using XenoMouse Animals or related to ABX Materials whether derived in whole or part from XenoMouse Animals and all intellectual property rights thereto (all of the foregoing, collectively, the "ABX Intellectual Property").

         4.6 Determinations Regarding Intellectual Property. In the event of any good faith dispute between the parties with respect to the proper categorization of intellectual property under Sections 4.1 through 4.5 above, the parties shall attempt to resolve such dispute, first by thirty (30) days' amicable negotiations, then by referral of the dispute (for thirty (30) days' additional negotiation) to the chief patent lawyers (or their nominees) of each party, and then, if not resolved, to the chief executive officers of each party. If, thirty
(30) days after referral to the chief executive officers, the parties continue to have a good faith dispute as to the proper categorization of the above-referenced intellectual property, such intellectual property shall be Joint Intellectual Property, provided that such categorization shall not cause a breach of, or a right to terminate, any ABX In-License.

         4.7 Assignment and Disclosure of Inventions. MBio and ABX shall cause each employee, agent, or independent contractor that conducts research pursuant to the RCA, this Agreement or the Antigen Product License (if entered into by the parties) using the XenoMouse Animals, or any materials derived in whole or part, from the XenoMouse Animals (including without limitation the Products), to promptly disclose to ABX or MBio, as the case may be, and appropriately assign any and all rights in and to, inventions made, conceived, reduced to practice, or otherwise developed by, or under the authority of, MBio or ABX hereunder. MBio and ABX agree to maintain records in sufficient detail and in good scientific manner appropriate for patent purposes and so as to properly reflect all work done and results achieved in performing its rights and obligations hereunder, and agrees to respond to reasonable requests from MBio or ABX, as the case may be, for information based upon such records.

         4.8 Prosecution and Maintenance of Patents.

                  4.8.1 ABX. ABX shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications within (and to conduct any interferences, oppositions, or reexaminations on, and to request any reissues or patent term extensions of):
(i) the ABX Patent Rights, other than those patent applications that claim Joint Intellectual Property; (ii) the [*]; and (iii) the ABX Intellectual Property.

                  4.8.2 MBio. MBio shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) within the MBio Intellectual Property.

                  4.8.3 Joint. Except as otherwise set forth in the Antigen Product License (if

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                                       13
entered into by the parties), MBio shall have the first right and responsibility (but not the obligation), at its expense, to file, prosecute and maintain all patent applications (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) within the Joint Intellectual Property. MBio shall: (i) provide ABX with any patent application filed hereunder by MBio promptly prior to filing and receive and incorporate reasonable comments by ABX thereon; (ii) provide ABX with any patent application filed hereunder by MBio promptly after such filing;
(iii) provide ABX promptly with copies of all substantive communications received from or filed in patent office(s) with respect to such filings and receive and incorporate reasonable comments by ABX thereon; (iv) notify ABX of any interference, opposition, reexamination request, nullity proceeding, appeal or other interparty action and review it with the ABX as reasonably requested; and (v) a reasonable time prior to taking or failing to take any action that would substantially affect the scope of validity of rights under such patent applications or patents thereon (including substantially narrowing or canceling any claim without reserving the right to file a continuing or divisional application, abandoning any patent or not filing or perfecting the filing of any patent application), provide ABX with notice of such proposed action so that ABX has a reasonable opportunity to review and make comments. ABX shall assist MBio upon request and at MBio's sole expense, and to the extent commercially reasonable, in preparing, filing or maintaining the patent applications and patents claiming Joint Intellectual Property. If MBio fails to undertake the filing of a patent application (or continuing or divisional application) within ninety (90) days after a written request from ABX to do so, or if MBio discontinues the prosecution or maintenance of a patent application or a patent, ABX at its expense may, in its discretion, undertake such filing, prosecution or maintenance thereof, in which case such patent application and patent thereon shall be solely owned by ABX.

         4.9 Enforcement of Patents. MBio shall use good faith efforts to enforce the patent rights within the Joint Intellectual Property, and to consult with ABX both prior to and during said enforcement. ABX shall reasonably cooperate with MBio, upon request by MBio and at the sole expense of MBio, in taking any action to enforce such patent rights. All monies recovered upon the final judgment or settlement of any such action shall be used first to reimburse the costs and expenses (including reasonable attorneys' fees) of MBio and ABX, with the remainder for the account of the party or parties that undertake such actions to the extent of their financial participation therein. To the extent that damages are awarded for lost sales or lost profits from the sale of Products, such damages shall be allocated among the parties taking into account royalties that would have been payable to ABX on the sale of such Products. ABX shall use efforts consistent with prudent business judgment to enforce the patent rights within the ABX Patent Rights that are licensed to MBio hereunder, or would be licensed to MBio under the XT-ABX Product License Agreement, if entered into by the parties, and to consult with MBio both prior to and during said enforcement. MBio shall reasonably cooperate with ABX, upon request by ABX and at the sole expense of ABX, in taking any action to enforce such patent rights. ABX shall be entitled to all monies recovered upon the final judgment or settlement of any such action.

         4.10 Grant-Back. It is the intent of the parties that this Agreement shall not restrict ABX's freedom to operate regarding the practice and commercialization of the Licensed Technology (including without limitation XenoMouse Animals and cells, genetic material, and antibodies generated or derived from XenoMouse Animals), except as expressly set forth herein regarding the Antigen. Accordingly, in the event that any patent owned or controlled by MBio that directly arises from use of the XenoMouse Animals that has application other than for the manufacture, use, sale, offer for sale or import of Products, MBio hereby grants to ABX a royalty-free, perpetual, irrevocable license, with the right to grant and authorize sublicenses, under all such patents for all fields of use other than the manufacture, use, sale, offer for sale or import of Products.

         4.11 Covenant Not to Sue. During the term of this Agreement and the Antigen Product License (if entered into by the parties), ABX shall not enforce against MBio or its Affiliates any issued patent which (a) is owned by ABX or its Affiliate, or is licensed to ABX or its Affiliate with the right to enforce (without an obligation to pay royalties or other amounts to any other Person),
(b) covers XenoMouse Animals, and (c) would be infringed by the conduct of research and development in the Research Field, or by the manufacture, use or sale of Products in the Field, to the extent permitted under this Agreement or the Antigen Product License (if entered into by the parties).


5. CONFIDENTIALITY

         5.1 Confidentiality. For purposes of this Agreement, (i) the ABX Materials and all written and oral communications related thereto are and shall remain the Confidential Information of ABX, (ii) the MBio Materials and all written and oral communications related thereto are and shall remain the Confidential Information of MBio, and (iii) the Joint Materials and all written and oral communications related thereto are and shall remain the joint Confidential Information of ABX and MBio. Except as expressly provided herein, MBio and ABX each shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any Confidential Information of the other, whether or not furnished to it by the other party pursuant to this Agreement (including, without limitation, know-how) until the later of (i) ten (10) years from the Effective Date or (ii) five (5) years following the expiration or termination of this Agreement.

         5.2 Disclosure to Third Parties. Notwithstanding Section 5.1 above, each party may disclose Confidential Information regarding the Joint Materials and Joint Intellectual Property to permitted sublicensees and contractors hereunder, provided that such sublicensee or contractor agrees in writing to be bound the confidentiality and non-use obligations of this Agreement.

         5.3 Permitted Disclosure. Notwithstanding Section 5.1 above, each party may nevertheless disclose the other party's Confidential Information to the extent such disclosure is required by applicable law, regulation or court order, provided that if a party is required by law to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise). It is understood that the expiration of MBio's obligations under
Section 5.1 above shall not be deemed to limit MBio's obligations under Section
2.2 above.

         5.4 Terms of Agreement. Neither party shall disclose any terms or conditions of this

Agreement to any third party without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions of this Agreement, (i) on a need-to-know basis to its Affiliates including, but not limited to, for MBio, Millennium Pharmaceuticals, Inc., Millennium Information, Inc., Millennium Predictive Medicine, Inc., plus any future Affiliates that own a majority of the stock of MBio or that MBio owns a majority of the stock thereof (and any affiliated companies that own a majority of the stock of Millennium Pharmaceuticals, Inc. or that Millennium Pharmaceuticals, Inc. owns a majority of the stock thereof), and for ABX, Xenotech L.P. plus any future Affiliates that own a majority of the stock of ABX or that ABX owns a majority of the stock thereof) and to its/their legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly permitted by this Agreement, (ii) to a third party in connection with (A) an equity investment in such party by a third party, (B) a merger, consolidation or similar transaction entered into by such party, or (C) the sale of all or substantially all of the assets of such party, and (iii) as may, in the reasonable opinion of such party's counsel, be required by applicable law, regulation or court order, including without limitation, a disclosure in connection with such party's filing of a registration statement or other filing with the United States Securities and Exchange Commission (in which event such party will first consult with the other party with respect to such disclosure). Notwithstanding the foregoing, prior to execution of this Agreement ABX and MBio shall agree upon the substance of information that can be used to describe the terms of this transaction, and each party may disclose such information, as modified by written agreement of ABX and MBio from time to time, without the consent of the other.


6. INDEMNIFICATION

         6.1 MBio. MBio shall indemnify and hold harmless ABX, and its directors, officers, employees and agents, from and against all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs (collectively, "Liabilities"), resulting from any claims, demands, actions or other proceedings by any third party arising from (i) the material breach of any representation, warranty or covenant by MBio under this Agreement, (ii) the performance of the Research by MBio, (iii) any use, handling or storage by MBio of the ABX Materials, the Joint Materials, or Products, or (iv) any use by MBio of the Confidential Information of ABX; provided, however, that MBio shall not be obligated to indemnify or hold harmless ABX for such Liabilities to the extent that such Liabilities arise from (a) the gross negligence or willful misconduct of ABX, or (b) the misappropriation by ABX of the trade secrets or other proprietary information of a Third Party.

         6.2 ABX. ABX shall indemnify and hold harmless MBio, and its directors, officers, employees and agents, from and against all Liabilities resulting from any claims, demands, actions or other proceedings by any third party arising from (i) the material breach of any representation, warranty or covenant by ABX under this Agreement, or (ii) any use by ABX of the Confidential Information of MBio; provided, however, that ABX shall not be obligated to indemnify or hold harmless MBio for such Liabilities to the extent that such Liabilities arise from (a) the gross negligence or willful misconduct of MBio, or (b) the misappropriation by MBio of the trade secrets or other proprietary information of a Third Party.

         6.3 Procedure. If a party (an "Indemnitee") intends to claim indemnification under this Article 6, it shall promptly notify the indemnifying party (the "Indemnitor") in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The indemnity agreement in this Article 6 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 6, but the omission so to deliver written notice to the Indemnitor shall not relieve it of any liability that it may have to any party claiming indemnification otherwise than under this Article 6. The party claiming indemnification under this Article 6, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.


7. REPRESENTATIONS AND WARRANTIES

         7.1 ABX.

                  7.1.1 ABX represents and warrants that: (i) it has the full right, power and authority to enter into this Agreement and to grant the rights and licenses hereunder; (ii) to the knowledge of ABX, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of ABX to enter into and perform its obligations under this Agreement; (iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; and (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it.

                  7.1.2 ABX further represents and warrants that:

                  (i) on or before the Effective Date, it has provided to MBio complete copies of all applicable ABX In-Licenses (including without limitation the GenPharm Cross License Agreement) setting forth all applicable rights, limitations and restrictions described in Section 9.9 below (it being understood that the financial terms have been redacted from some or all such copies);

                  (ii) based upon information provided to ABX by MBio concerning MBio's intellectual property rights in the Antigen, and to the best of ABX's knowledge (without the obligation to perform due diligence), (a) ABX has the right to obtain from XT an XT-ABX Product License with respect to the Antigen that is an "Exclusive Worldwide Product License" (as defined in the Xenotech Agreement and in the form attached thereto as an exhibit); (b) the license or sublicense to be granted to ABX pursuant to such XT-ABX Product License with respect to the Antigen shall be exclusive even as to XT; and (c) JTI does not have the right under the Xenotech Agreement to obtain an "Exclusive Home Territory Product License" or a "Co-Exclusive Worldwide Product License" (as these are defined in the Xenotech Agreement and attached thereto as exhibits) with respect to the Antigen, or any other right or license under the Licensed Technology to develop, make and have made, use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Products for use in the Field; except, in each case, with respect to the research license set forth in Article 3 of the Xenotech Agreement;

                  (iii) ABX has nominated the Antigen under [*] the Xenotech Agreement as required under the Xenotech Agreement to obtain the right to acquire an "Exclusive World Wide Product License" under the Xenotech Agreement with respect to the Antigen; and

                  (iv) the XT-ABX Product License to be executed by XT and ABX will be substantially identical (i.e., other than with respect to the effective date thereof and the definition of the antigen under such agreement) to the form agreement attached to this Agreement as Exhibit D (it being understood that the financial terms may be redacted from such form agreement).

                  7.1.3 Upon execution of the XT-ABX Product License with respect to the Antigen, ABX shall provide MBio with a copy of such fully-executed XT-ABX Product License (it being understood that the financial terms may be redacted from such copy). At any time during the term of this Agreement or the Antigen Product License (if entered into by the parties) at the request of MBio, ABX shall discuss with MBio ABX's interpretation of material terms and conditions of the applicable ABX In-Licenses, including, without limitation, the form of agreement attached to this Agreement as Exhibit D, the XT-ABX Product License, and any limitations on ABX's right to further transfer or grant licenses or sublicenses to MBio to any and all rights to technology within the scope of the ABX Patent Rights and/or ABX Know-How under any ABX In-License.

         7.2 MBio. MBio represents and warrants that: (i) it has the full right, power and authority to enter into this Agreement; (ii) to the knowledge of MBio, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of MBio to enter into and perform its obligations under this Agreement; (iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it; and (vi) it will not take any action, or fail to take any action, under this Agreement or the Antigen Product License, if entered into by the parties, that will cause a breach of the GenPharm Cross License Agreement, the

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                                       18

Xenotech Agreement or the XT-ABX Product License.

         7.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, ABX AND MBIO MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND REGARDING ABX MATERIALS, MBIO MATERIALS, JOINT MATERIALS, PRODUCTS OR LICENSED TECHNOLOGY, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND VALIDITY OF TECHNOLOGY OR PATENT CLAIMS, ISSUED OR PENDING. ALL XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM XENOMOUSE ANIMALS PROVIDED TO MBIO PURSUANT TO THIS AGREEMENT ARE PROVIDED "AS IS," AND ABX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO SUCH XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM XENOMOUSE ANIMALS.


8. TERM; TERMINATION

         8.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 8, shall continue in effect until December 31, 1999.

         8.2 Termination by MBio. MBio may terminate this Agreement at any time upon ninety (90) days written notice to ABX.

         8.3 Breach. In the event that a party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for thirty (30) days after written notice of such breach was provided to the breaching party by the nonbreaching party, the nonbreaching party shall have the right at its option to terminate this Agreement effective at the end of such thirty-day period unless the breaching party has cured any such breach or default prior to the expiration of the thirty-day period.

         8.4 Effect of Termination; Accrued Rights and Survival of Terms. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of a party prior to such termination or expiration. Without limiting the foregoing, Articles 4, 5 and 6 and Sections 2.2 and 7.3 of this Agreement shall survive any expiration or termination of this Agreement.


9. MISCELLANEOUS PROVISIONS

         9.1 Governing Laws. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

         9.2 Waiver. It is agreed that no waiver by a party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         9.3 Assignments. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either party without the prior written consent of the other; provided, however, that either party may, without the written consent of the other, assign this Agreement and its rights and delegate its obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 9.3 shall be void. Notwithstanding the foregoing, except as otherwise provided under Section 2.2(b) above, ABX shall not be obligated without its consent to send XenoMouse Animals to any party other than MBio, nor shall MBio have the right to transfer XenoMouse Animals to any other party without ABX's prior written consent. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

         9.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

         9.5 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         9.6 Notices. All requests and notices required or permitted to be given to the parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other party, effective on receipt, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

         Millennium BioTherapeutics, Inc.:

                  Millennium BioTherapeutics, Inc.
                  620 Memorial Drive
                  Cambridge, Massachusetts 02139
                  Telecopier: 617-374-7653
                  Attn: General Manager

         Abgenix, Inc.:

                  Abgenix, Inc.
                  7601 Dumbarton Circle
                  Fremont, California  94555
                  Attn: President

         with a copy to:

                  Pillsbury Madison & Sutro LLP
                  101 West Broadway, Suite 1800
                  San Diego, California 92101
                  Attn: Mark R. Wicker

         9.7 Force Majeure. Nonperformance of a party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

         9.8 No Consequential Damages. IN NO EVENT SHALL A PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTHING IN THIS SECTION 9.8 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

         9.9 Third Party Rights. Notwithstanding anything to the contrary in this Agreement, the grant of rights by ABX under this Agreement shall be subject to and limited in all respects by the terms of the applicable ABX In-License(s) pursuant to which ABX acquired any Licensed Technology, and all rights or sublicenses granted under this Agreement shall be limited to the extent that ABX may grant such rights and sublicenses under such ABX In-Licenses. Additionally, and without limiting the foregoing, the rights granted to MBio hereunder, including without limitation any grant of "exclusive" rights, shall be subject to the rights granted to or retained by GenPharm under the GenPharm Cross License Agreement.

         9.10 Complete Agreement. It is understood and agreed by the parties that this Agreement constitutes the entire agreement, both written and oral, among the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect, including, without limitation, the RCA. No amendment or change hereof or addition hereto shall be effective or binding on the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of the parties.

         9.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement.

         9.12 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written, each copy of which shall for all purposes be deemed to be an original.

ABGENIX, INC.                          MILLENNIUM BIOTHERAPEUTICS, INC.


By: /s/ R. Scott Greer                 By: /s/ John Maraganore
    ------------------------------         -------------------------------------
Printed Name: R. Scott Greer           Printed Name: John Maraganore
              --------------------                   ---------------------------
Title: Presdent & CEO                  Title: VP & General Manager
       ---------------------------            ----------------------------------
Date: 11/6/98                          Date:  11/6/98
      ----------------------------            ----------------------------------


MILLENNIUM PHARMACEUTICALS, INC. hereby acknowledges and agrees to be bound by the terms and conditions of this Agreement to the extent applicable to the facilities used and services performed pursuant to Section 2.2(b) above.


MILLENNIUM PHARMACEUTICALS, INC.


By: /s/ Gary A. Cohn
    --------------------------------------
Printed Name: Gary A. Cohn
              ----------------------------
Title: Assoc. General Counsel
       Corporate and Transactions
       -----------------------------------
Date: 11/6/98
      -------------------------------------

                                    EXHIBIT A

                        FORM OF PRODUCT LICENSE AGREEMENT


         THIS PRODUCT LICENSE AGREEMENT (the "Agreement") effective the ____ day of ________, ____ (the "Effective Date"), is made by and between ABGENIX, INC., a Delaware corporation ("ABX"), and MILLENNIUM BIOTHERAPEUTICS, INC. a Delaware corporation ("MBio").

                                    RECITALS

         MBio and ABX have entered into the Research License and Option Agreement (as defined below), pursuant to which MBio has certain rights to acquire a license under the Licensed Technology (as defined below); and MBio has exercised its rights under the Research License and Option Agreement to acquire from ABX a license or sublicense, as the case may be, under the Licensed Technology to commercialize Products (as defined below) in the Field (as defined below) on the terms and conditions herein.

         NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:


1. DEFINITIONS.

         For purposes of this Agreement, the terms set forth in this Article shall have the meanings set forth below. Any capitalized term used in this Agreement, that not defined below in this Article 1, shall have the meaning as set forth in the Research License and Option Agreement.

         1.1 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with ABX, MBio or a Sublicensee. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

         1.2 "Antibody" shall mean a composition comprising a whole antibody or fragment thereof, said antibody or fragment having been derived in whole or part from the XenoMouse Animals provided by ABX to MBio pursuant to the RCA or the Research License and Option Agreement, or having been derived from nucleotide sequences encoding, or amino acid sequences of, such an antibody or fragment.

         1.3 "Confidential Information" shall mean, with respect to a party, all information of any kind whatsoever (including without limitation, compilations, data, formulae, models, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques), and all tangible and intangible embodiments thereof of any kind whatsoever (including without limitation, apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records, reports), which is owned or controlled by such party and is disclosed by such party to the receiving party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the receiving party. Notwithstanding the foregoing, Confidential Information of a party shall not include information which the receiving party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the receiving party, (b) to have become publicly known, without fault on the part of the receiving party, subsequent to disclosure of such information by the disclosing party to the receiving party,
(c) to have been received by the receiving party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information free of confidentiality obligations, (d) to have been otherwise known by the receiving party free of confidentiality obligations prior to disclosure of such information by the disclosing party to the receiving party, or (e) to have been independently developed by employees or agents of the receiving party without access to or use of such information disclosed by the disclosing party to the receiving party. The parties acknowledge that the foregoing exceptions shall be narrowly construed and that the obligations imposed upon each party under Section 5 below shall be relieved solely with respect to such Confidential Information of the disclosing party which falls within the above exceptions and not with respect to related portions, other combinations, or characteristics of the Confidential Information of the disclosing party including, without limitation, advantages, operability, specific purposes, uses and the like.

         1.4 "Core Third Party Patents" shall mean an issued, unexpired patent that is owned or controlled by a third party (other than ABX, MBio, a Sublicensee, or an Affiliate of either MBio or its Sublicensee) and is not licensed to ABX, MBio, a Sublicensee, or Affiliates of ABX or MBio, that has not been invalidated in a final unappealed or unappealable judgment by a court of competent jurisdiction, which patent covers XenoMouse Animals and which patent would be infringed by the sale of Products but for ABX or MBio, as the case may be, obtaining a royalty-bearing license under such patent (other than pursuant to this Agreement) in order to commercialize Products in the Field under this Agreement.

         1.5 "Field" shall mean the use of Products for human therapeutic, preventative (prophylactic) and diagnostic medical purposes.

         1.6 "Genetic Material" shall mean a nucleotide sequence, including DNA, RNA, and complementary and reverse complementary nucleotide sequences thereto, whether coding or noncoding and whether intact or a fragment.

         1.7 "GenPharm Cross License Agreement" shall mean that certain Cross License Agreement entered into by and between ABX, JTI, XT, Cell Genesys, Inc., and GenPharm International, Inc. effective as of March 26, 1997, as the same may be amended from time to time.

         1.8 "IND" shall mean an Investigational New Drug application filed with FDA, or any similar filing with any foreign regulatory authority, to commence human clinical testing of any Product in any country in the Territory.

         1.9 "JTI" shall mean Japan Tobacco Inc., a Japanese corporation

         1.10 "Licensed Technology" shall mean ABX Patent Rights, ABX Know-How and [*]; provided, however, that Licensed Technology shall not include Excluded Technology.

                    1.10.1 "ABX Patent Rights" shall mean (i) the patents and patent applications listed on Attachment A hereto and any foreign counterparts thereto; (ii) the patent applications which claim Joint Intellectual Property as defined in Section 4.4 of the Research License and Option Agreement; (iii) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and (iv) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications.

                    1.10.2 "ABX Know-How" shall mean information discovered, developed or acquired by ABX prior to the Effective Date of the Research License and Option Agreement regarding methods and techniques of immunizing the XenoMouse Animals to the Product Antigen which is disclosed by ABX to MBio pursuant to the RCA, the Research License and Option Agreement or this Agreement. All ABX Know-How shall be treated as "Confidential Information" of ABX under Article 7 of this Agreement.

                    1.10.3 "ABX In-License" shall mean a license, sublicense or other agreement under which ABX acquired rights to the ABX Patent Rights or the ABX Know-How.

                    1.10.4 [*]

                    1.10.5 "Excluded Technology" shall mean any intellectual property or technology of ABX in or to (i) all antigens other than the Product Antigen, including without limitation: (A) compositions of such antigens or of Genetic Materials encoding such antigens; (B) uses of such antigens; (C) antibodies or other compositions that bind to such antigens, Genetic Materials encoding such antibodies or compositions, and cells that contain, express, or secrete such antibodies, genetic materials, or compositions; and (D) uses of such antibodies, Genetic Materials, or compositions; (ii) methods to discover novel antigens; (iii) methods of using antigens other than to create antibodies; and (iv) the ABX Intellectual Property.

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                                       3

         1.11 "Net Sales" shall mean [*]

                    1.11.1 "MBio Net Sales" shall mean the Net Sales of MBio and its Affiliates.

                    1.11.2 "Sublicensee Net Sales" shall mean the Net Sales of Sublicensees.

         1.12 "Patent Claim" shall mean a claim of a pending patent application or issued and unexpired patent included within the Licensed Technology which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

         1.13 "Product" shall mean any product comprising (i) an Antibody that binds to the Product Antigen or (ii) Genetic Material encoding such an Antibody wherein, in respect of each Product, said Genetic Material does not encode multiple antibodies.

         1.14 "Product Antigen" shall mean [*]. As used in this Agreement,
[*]

         1.15 "RCA" shall mean that certain Research Collaboration Agreement between MBio and ABX effective as of July 15, 1998.

         1.16 "Research License and Option Agreement" shall mean that certain Research License and Option Agreement entered into by and between ABX and MBio effective as of October 30, 1998, as the same may be amended from time to time.

         1.17 "Sublicensee" shall mean a third party (other than an Affiliate) that is granted a sublicense under the Licensed Technology to both make and sell Products. "Sublicensee" shall also include a third party (other than an Affiliate) that is granted the right to distribute Product, provided that such third party is responsible for marketing and promotion of Product within the applicable territory. As used herein, a "Sublicense" shall mean an agreement or arrangement pursuant to which such a sublicense or distribution right has been granted.

         1.18 "Territory" shall mean all the countries of the world.

         1.19 "XenoMouse" and "XenoMouse Animals" shall mean one or more transgenic

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                                       4
mice provided by ABX to MBio for immunization with the Product Antigen under the RCA or the Research License and Option Agreement.

         1.20 "Xenotech Agreement" shall mean that certain Master Research License and Option Agreement entered into by JTI, XT and Cell Genesys, Inc. effective as of June 28, 1996, and subsequently assigned to ABX by Cell Genesys, Inc., as the same may be amended from time to time.

         1.21 "XT" shall mean Xenotech, L.P., a California limited partnership.

         1.22 "XT-ABX Product License" shall mean a license granted from XT to ABX pursuant to the terms of the Xenotech Agreement permitting ABX to commercialize certain products in one or more territories.


2. LICENSE GRANT

         2.1 Grant of Rights. Subject to the terms and conditions of this Agreement, ABX hereby grants to MBio an exclusive license or sublicense, as the case may be, under the Licensed Technology, to make and have made Product anywhere in the world and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Product for use in the Field in the Territory and for no other purpose.

         2.2 Sublicenses. MBio may grant a Sublicense under Section 2.1 to an Affiliate or other third party; provided, however, that (i) any such Sublicense shall be subject and subordinate to the terms and conditions of this Agreement;
(ii) any such Sublicensee shall agree in writing to be bound by the terms and conditions of this Agreement; (iii) MBio shall remain responsible for any such Sublicensee's performance hereunder and for all payments due to ABX hereunder with respect to Net Sales of Products by any such Sublicensee; and (iv) MBio shall provide ABX with a copy of each such sublicense agreement promptly after execution of the same (provided that the financial terms may be redacted therefrom). Notwithstanding the foregoing, MBio shall in no event have the right to Sublicense any right under this Agreement in or to a XenoMouse Animal or other transgenic animal covered by the Licensed Technology.

         2.3 No Other Rights. No rights other than those expressly set forth in this Agreement are granted to MBio hereunder, and no additional rights shall be deemed granted to MBio by implication, estoppel or otherwise. Without limiting the foregoing, the rights of MBio under this Agreement are subject and subordinate in all respects to the provisions of Section 2.2 of the Research License and Option Agreement.


3. CONSIDERATION.

         3.1 License Fee. Within fifteen (15) days after the Effective Date, MBio shall pay to ABX [*]

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                                       5

         3.2 Milestone Payments.

                    3.2.1 Amounts. Within thirty (30) days following the first achievement by MBio (or any of its Affiliates or Sublicensees) of each the following milestones with respect to each Product licensed under this Agreement, on a Product-by-Product basis, MBio shall pay to ABX [*]

                             Milestone                                                   Payment
                             ---------                                                   -------
A      [*]

B      [*]

C      [*]

D      [*]

                    3.2.2 Terminology. As used herein, [*].
In the event milestone D above is met, and at such time either one or both of milestones A or B have not been met, the payment for all such unmet milestone payments shall then be due.

         3.3 Royalties. MBio shall notify ABX of the date of commercial introduction of each Product into each country in the Territory, which shall mean, on a country-by-country basis in the Territory, the date of first commercial sale (other than for purposes of obtaining regulatory approval) of such Product by MBio, its Affiliate or any Sublicensee to an unaffiliated third party in such country (with respect to each Product in each country, hereinafter, the "Royalty Commencement Date").

                    3.3.1 MBio Net Sales. In consideration of the license granted herein, MBio shall pay to ABX a royalty on MBio Net Sales as follows:

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                                       6

[*]

                    3.3.2 Sublicensee Net Sales. In consideration of the license granted herein, MBio shall pay to ABX a royalty on Sublicensee Net Sales equal to [*]

Notwithstanding anything to the contrary in this Agreement (other than as provided in Section 3.6.3 below), the royalty amount payable to ABX under this
Section 3.3.2 with respect to Sublicensee Net Sales for any Product in any country shall [*] of Sublicensee Net Sales of such Product in such country; provided, further, that if the royalty increase pursuant of Section 3.3.3 also applies, the royalty amount payable to ABX under this Section 3.3.2 with respect to Sublicensee Net Sales for such Product in such country shall [*]

                    3.3.3 Use of [*]. The applicable royalty rates set forth in Sections 3.3.1 and 3.3.2 above for sales of a Product in a given country shall be [*] of Net Sales of such Product if (a) there is a Patent Claim within the [*] in the country where such Products are made or sold and which would be infringed by making or selling such Product in such country, or (b) the Product utilizes or is based on, derived from, or produced using, [*] or any know-how thereof.

                    3.3.4 Length of Term of Royalty Obligations. MBio's obligation to pay royalties on Net Sales of each Product under this Agreement shall commence on a country-by-country basis on the Royalty Commencement Date for such Product in such country as defined in Section 3.3 above, and continue thereafter for such Product on a country-by-country basis until the later of [*]

                    3.3.5 Royalty Payable Only Once. The obligation to pay royalties shall be imposed only once with respect to the same unit of Product sold by MBio, its Affiliates or

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                                       7

Sublicensee; provided, however, if a unit of Product is sold by MBio or its Affiliates to a Sublicensee for resale, then the royalty shall be imposed on the resale of such unit of Product by such Sublicensee.

                    3.3.6 Third Party Royalty Offset.

                    (a) In the event that MBio believes, in its reasonable and good faith belief, that in order for it to be able to manufacture and sell a Product hereunder in a commercially feasible manner it must utilize technology that is covered by a "Recombinant Expression Patent," and MBio does so utilize such technology and does enter in to a license agreement under such Recombinant Expression Patent with a non-Affiliate third party, and is obligated to pay a running royalty thereunder in accordance with the sale of such Product under such license, MBio may offset [*] of any running royalty payments made by MBio to such third party on sales of such Product in a particular county, against the royalty amounts due to ABX under this Section 3.3 on Net Sales of such Product in such county; provided, however, that the royalty amount payable to ABX under this Section 3.3 with respect to such Net Sales for such Product in such country shall not be reduced pursuant to this Section 3.3.3 to an amount below [*] of Net Sales of such Product.

                    (b) For purposes of this Section 3.3.6, such "Recombinant Expression Patent" shall mean an issued, unexpired patent that is owned or controlled by a third party (other than ABX, a Sublicensee, or an Affiliate of either MBio or its Sublicensee) that has not been invalidated in a final unappealed or unappealable judgment by a court of competent jurisdiction, which patent covers the expression of Antibodies from recombinant cell lines in which a recombinant Antibody Cell that produces Product is generated through the cointroduction into a cell of Genetic Materials encoding heavy chain immunoglobulin genes and light chain immunoglobulin genes and which patent would be infringed by the sale of Products but for MBio's obtaining a royalty-bearing license under such patent (other than pursuant to this Agreement) in order to commercialize Products in the Field under this Agreement.

         3.4 Discounting. If MBio or its Affiliate or Sublicensee sells any Product to a third party who also purchases other products or services from MBio, its Affiliate or Sublicensee, MBio agrees not to, and requires its Affiliate and Sublicensee not to, discount the sales price of the Products to a greater degree than MBio, its Affiliate or Sublicensee, respectively, generally discounts the price of its other products to such customer.

         3.5 Royalties To Be Paid By ABX. It is understood that, subject to the terms and conditions of this Agreement, including without limitation MBio's payment of royalties as set forth herein, ABX will be responsible to make the royalty payments to third parties as set forth in Attachment C in respect of Net Sales of Products in accordance with this Agreement, and that MBio may not offset such payments under Section 3.3.3.

         3.6 Core Third Party Patents.

                    3.6.1 Procedure. If either party becomes aware of any Core Third Party Patent during the term of this Agreement, or any pending patent application that would be a Core

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                                       8

Third Party Patent if issued, such party shall promptly notify the other party and, except to the extent that such party is prohibited under a duty of confidentiality from disclosing such information, provide a reasonably detailed summary of its knowledge regarding such patent or patent application (including, by way of example and without limitation, the identity of the person that owns or controls such patent, the subject matter of the patent or application, and any available information about terms offered or asked with respect to licenses under such patents). ABX shall have the first right to negotiate with any third party for a license under any Core Third Party Patent; provided, however, that neither ABX nor MBio (nor its Sublicensees) shall be obligated to negotiate for, or obtain, such a license; provided, further, that if ABX elects not to negotiate for such a license it shall promptly notify MBio of such election, and MBio shall thereafter be free to negotiate such a license on its own behalf.

                    3.6.2 Royalty Payments. If ABX enters into a license under any Core Third Party Patent, such patent shall be sublicensed to MBio hereunder if, and only to the extent, MBio elects to take a Sublicense to such patent under the terms negotiated by ABX; provided, however, subject to Section 3.6.3 below, MBio shall pay to ABX the royalties (if any) owed by ABX under such Core Third Party Patent for the Net Sales of Products in the Territory by MBio and its Sublicensees in addition to any other royalties payable to ABX under Section
3.3. The parties hereto agree to discuss and negotiate in good faith regarding the manner in which the licensing fees, milestones, and up-front payments (if any) owed by ABX under such license may be shared between the parties hereto.

                    3.6.3 Royalty Offset. MBio may offset [*] of any royalty payments made by MBio pursuant to Section 3.6.2 above, either to ABX or to a third party in consideration for a license under any Core Third Party Patent on sales of a particular Product in a particular county, against the other royalty amounts due to ABX under Section 3.3 on Net Sales of such Product in such county; provided, however, that the royalty amount payable to ABX under Section
3.3 with respect to such Net Sales for such Product in such country shall not be reduced pursuant to this Section 3.6.3 to an amount below [*] of Net Sales of such Product in such country; provided, further, that if the royalty increase pursuant of Section 3.3.3 also applies, the royalty amount payable to ABX under this Section 3.3 with respect to such Net Sales for such Product in such country shall not be reduced pursuant to this Section 3.6.3 to an amount below [*] of Net Sales of such Product in such country. Any deduction hereunder, or portion thereof, that is rendered not usable pursuant to deduction limitations set forth above may be carried forward for use in a future royalty payment period, which deduction carry-forwards shall not result in royalty payments lower than the foregoing minimum royalty payments.

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                                       9

4. ACCOUNTING AND RECORDS.

         4.1 Royalty Reports; Payments, Invoices. After the first commercial sale of Product on which royalties are required to be paid by MBio under Article 3 above, MBio agrees to make [*] written reports to ABX within [*] after the end of each [*], stating in each such report [*]. These reports may be combined with reports due under Section 5.4. Concurrently with the making of such reports, MBio shall pay to ABX all amounts payable pursuant to Article 3 above. All payments to ABX hereunder shall be made in U.S. Dollars to a bank account designated by ABX.

         4.2 Records; Inspection. MBio shall keep (and cause its Affiliates and Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable to ABX under this Agreement. Such books and records shall be kept at the principal place of business of MBio or its Affiliates or Sublicensees, as the case may be, for at least three years following the end of the calendar quarter to which they pertain. Such records of MBio or its Affiliates will be open for inspection during such three-year period by representatives of ABX (which representatives may also represent XT) for the purpose of verifying the royalty statements. MBio shall require each of its Sublicensees to maintain similar books and records and to open such records for inspection during the same three-year period by a representative of MBio reasonably satisfactory to ABX on behalf of, and as required by, ABX for the purpose of verifying the royalty statements. All such inspections may be made no more than once each calendar year at reasonable times mutually agreed by MBio and ABX. The representative of ABX will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 4.2 shall be at the expense of ABX, unless a variation or error producing an increase exceeding [*] of the amount stated for any period is established in the course of any such inspection, whereupon all costs relating to the audit of such period will be paid by MBio.

         4.3 Payment Method. All payments due hereunder shall be made in U.S. dollars, and shall be made by bank wire transfer in immediately available funds to an account designated by ABX.

         4.4 Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

         4.5 Late Payments. Any payments due from MBio that are not paid on the date such payments are due under this Agreement shall bear interest at the lesser of (i) the prime rate as reported by the Bank of America in San Francisco, California on the date such payment is due, [*], or (ii) the maximum rate permitted by applicable law, in each case calculated on the number of days such payment is delinquent. This Section 4.5 shall in no way limit any other remedies available to any party.

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


         4.6 Withholding Taxes. All payments required to be made pursuant to
Article 3 hereof shall be without deduction or withholding for or on account of any taxes or similar governmental charge imposed by a jurisdiction, such taxes being referred to herein as "Withholding Taxes." Withholding Taxes shall be the sole responsibility of the withholding party. The withholding party shall provide a certificate evidencing payment of any Withholding Taxes hereunder.


5. DILIGENCE.

         5.1 General. [*]

         5.2 Filing of IND. Without limiting Section 5.1 above, MBio, its Affiliate or Sublicensee shall file an IND with the U.S. FDA for one or more Products under this Agreement [*]; provided, however, if MBio, its Affiliate or Sublicensee has failed to file an IND with the U.S. FDA for one or more Products under this Agreement [*], such failure shall not constitute a material breach under Section 10.2 below if, and (except as provided below) for so long as, MBio, its Affiliate or Sublicensee then uses and thereafter continues to use its best efforts to file an IND with the U.S. FDA for one or more Products under this Agreement [*]; provided, further, in any event, MBio, its Affiliate or Sublicensee shall file an IND with the U.S. FDA for one or more Products under this Agreement [*] of the date of the XT-ABX Product License regarding the Product Antigen. After the filing of an IND for a Product, MBio, its Affiliate or Sublicensee shall be required to have an active IND and to be actively and diligently conducting clinical trials in pursuit of regulatory approval for the Product in the United States until such Product may be sold commercially in the United States.

         5.3 Failure to Meet Due Diligence Obligation. If the diligence requirements set forth in Section 5.1 and 5.2 are not met by MBio (or its Sublicensees), ABX shall have the right to terminate this Agreement pursuant to
Section 9.2 below; provided, however, with respect to a default under Section
5.1 or 5.2 above, the notice and cure period under Section 9.2 below shall be extended from thirty (30) to ninety (90) days.

         5.4 Research and Development Reports. MBio agrees to keep ABX reasonably informed as to the research, development and commercialization of Products hereunder. [*]

         5.5 No Conflicts.

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


                    5.5.1 Other Products. During the term of this Agreement, MBio shall not directly or indirectly sell or commercialize for human medical use, or conduct human clinical development toward the human medical use of any product (other than the Products licensed hereunder), incorporating (i) an antibody, antibody fragment or amino acid sequence derived from an antibody, in each case which binds to the Product Antigen or (ii) Genetic Material encoding such any such composition.

                    5.5.2 Discounting. In the event that MBio or its Affiliates sells Product to a third party who also purchases other products or services from MBio or its Affiliate, and MBio or its Affiliates discounts the purchase price of the Product to a greater degree than MBio or its Affiliate, respectively, generally discounts the price of their other products to such customer, then in such case the Net Sales for the sale of Products to such third party shall be deemed to equal the arm's length price that third parties would generally pay for the Product alone when not purchasing any other product or service from MBio or its Affiliate. For purposes of this provision "discounting" includes establishing the list price at a lower-than-normal level.

         5.6 Gene Therapy Applications. MBio's intention as of the Effective Date is to commercialize a Product hereunder for an application other than Gene Therapy before commercializing a Product hereunder for a Gene Therapy application. It is understood, however, that MBio may or may not also intend to develop and sell Products for use in Gene Therapy, and that such Gene Therapy application may ultimately be commercialized before a Product is commercialized hereunder for a non-Gene Therapy application. As used herein, "Gene Therapy" shall mean [*]


6. INTELLECTUAL PROPERTY.

         6.1 Prosecution. Subject to Sections 6.2 and 6.6, ABX or its licensor, as they may agree, shall have the right to control the preparing, filing, prosecuting and maintaining of patents

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                                       12
and patent applications worldwide within the Licensed Technology and conducting any interferences, oppositions, reexaminations, or requesting reissues or patent term extensions with respect to the Licensed Technology.

         6.2 Joint Intellectual Property. Notwithstanding anything to the contrary in this Article 6, MBio shall have the sole right and responsibility (but not the obligation), at its expense, to file, prosecute, maintain and enforce all patent applications (and to conduct any interferences, oppositions, or reexaminations thereon, and to request any reissues or patent term extensions thereof) that claim the Joint Intellectual Property (as defined in Section 4.4 of the Research License and Option Agreement) in accordance with the terms and conditions of Article 4 of the Research License and Option Agreement.

         6.3 Enforcement. Subject to Section 6.2 and 6.6, in the event that MBio becomes aware that any Licensed Technology necessary for the practice of the license granted herein is infringed or misappropriated by a third party or is subject to a declaratory judgment action arising from such infringement in each case with respect to a composition that binds to the Product Antigen and is competitive with Products hereunder (an "Infringement") MBio shall promptly notify ABX. As between MBio, its Sublicensees and ABX, ABX shall have the exclusive right at its expense to bring an enforcement proceeding, or defend any declaratory judgment action, involving any Licensed Technology with respect to an Infringement. ABX shall keep MBio reasonably informed of the progress of such claim, suit or proceeding with respect to an Infringement involving enforcement or defense of the Licensed Technology. Any recovery received by ABX as a result of any such claim, suit or proceeding shall be used first to reimburse ABX for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, and the remaining amount (if any) retained by ABX, after paying amounts ABX is obligated to pay to third parties in respect of such amount pursuant to applicable ABX In-Licenses shall be divided, to the extent that the recovery expressly represents lost profits on sales of Product within the Field because of the Infringement, in equal shares between ABX and MBio. Notwithstanding the foregoing, if ABX notifies MBio that it does not desire to pursue an enforcement action, or defend a declaratory judgment action, with respect to a substantial and continuing Infringement, then to the extent such action involves a Product Composition Claim MBio may at its expense bring or defend such action in consultation with ABX; provided, however, that (i) ABX shall have the right to join such proceeding at any time at its own expense,
(ii) MBio shall not admit the invalidity or unenforceability of any patent rights within the Licensed Technology without ABX's prior written consent, and
(iii) if ABX does not join the action, any recovery obtained by MBio shall be used first to reimburse MBio for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, and the remaining amount (if any) retained by MBio after reimbursing ABX for any amounts ABX is obligated to pay to third parties in respect of such amount pursuant to applicable ABX In-Licenses shall be divided evenly between ABX and MBio.

         6.4 Infringement Claims. Subject to Section 6.6, if the production, sale or use of Product pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against MBio (or its Affiliates or Sublicensees), MBio shall promptly notify ABX thereof in writing setting forth the facts of such claim in reasonable detail. MBio shall keep

ABX reasonably informed of all material developments in connection with any such claim, suit or proceeding as it relates to the Licensed Technology. Notwithstanding the above, MBio shall not admit the invalidity of any patent within the Licensed Technology without written consent from ABX.

         6.5 Patent Marking. MBio agrees to mark and have its Affiliates and all Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.

         6.6 Limitation. Notwithstanding any other provision in this Article 6, the parties acknowledge and understand that (i) ABX shall not be obligated to prepare, file, prosecute, and maintain patents and patent applications, or to bring or pursue enforcement proceedings or defend declaratory judgment actions regarding the Licensed Technology if, and to the extent that, ABX is not entitled to do so under one or more ABX In-Licenses, and (ii) any rights conveyed under this Article 6 permitting MBio to prepare, file, prosecute and maintain certain patents and patent applications, or to bring and pursue enforcement proceedings, or defend declaratory judgment actions, regarding the Licensed Technology, shall be subject to all applicable ABX In-Licenses, and are conveyed only to the extent permitted under such agreements.


7. CONFIDENTIALITY.

         7.1 Confidentiality. Except as expressly provided herein, MBio and ABX each shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any Confidential Information of the other, whether or not furnished to it by the other party pursuant to this Agreement (including, without limitation, know-how) until the later of (i) ten
(10) years from the Effective Date or (ii) five (5) years following the expiration or termination of this Agreement.

         7.2 Permitted Disclosure. Notwithstanding Section 7.1 above, each party may nevertheless disclose the other party's Confidential Information to the extent such disclosure is required by applicable law, regulation or court order, provided that if a party is required by law to make any such disclosure of the other party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the other party of such disclosure requirement and will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or confidentiality agreements or otherwise). It is understood that the expiration of MBio's obligations under
Section 7.1 above shall not be deemed to limit MBio's obligations under Section
2.2 of the Research License and Option Agreement.

         7.3 Terms of Agreement. Neither party shall disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party; provided, however, that a party may disclose the terms or conditions of this Agreement, (i) on a need-to-know basis to its Affiliates including, but not limited to, for MBio, Millennium Pharmaceuticals, Inc., Millennium Information, Inc., Millennium Predictive Medicine, Inc., plus any future Affiliates that own a majority of the stock of MBio or that MBio owns a majority of the stock thereof (and any affiliated companies that own a majority of the stock of Millennium Pharmaceuticals, Inc. or that Millennium Pharmaceuticals, Inc. owns a majority of the stock thereof), and for Abgenix, Xenotech L.P. plus any future Affiliates that own a majority of the stock of Abgenix or that Abgenix owns a majority of the stock thereof) and to its/their legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly permitted by this Agreement, (ii) to a third party in connection with (A) an equity investment in such party by a third party, (B) a merger, consolidation or similar transaction entered into by such party, or (C) the sale of all or substantially all of the assets of such party, and (iii) as may, in the reasonable opinion of such party's counsel, be required by applicable law, regulation or court order, including without limitation, a disclosure in connection with such party's filing of a registration statement or other filing with the United States Securities and Exchange Commission (in which event such party will first consult with the other party with respect to such disclosure). Notwithstanding the foregoing, prior to execution of this Agreement Abgenix and MBio shall agree upon the substance of information that can be used to describe the terms of this transaction, and each party may disclose such information, as modified by written agreement of Abgenix and MBio from time to time, without the consent of the other.


8. INDEMNIFICATION

         8.1 MBio. MBio shall indemnify and hold harmless ABX, and its directors, officers, employees and agents, from and against all losses, liabilities, damages and expenses, including reasonable attorneys' fees and costs (collectively, "Liabilities"), resulting from any claims, demands, actions or other proceedings by any third party arising from (i) the material breach of any representation, warranty or covenant by MBio under this Agreement, (ii) the manufacture, use, sale, handling or storage by MBio, its Affiliates or Sublicensees of the Products (without regard to the foregoing entities' culpable conduct), or (iii) any use by MBio, its Affiliates or Sublicensees of the Confidential Information of ABX; provided, however, that MBio shall not be obligated to indemnify or hold harmless ABX for such Liabilities to the extent that such Liabilities arise from (a) the gross negligence or willful misconduct of ABX, or (b) the misappropriation by ABX of the trade secrets or other proprietary information of a Third Party.

         8.2 ABX. ABX shall indemnify and hold harmless MBio, and its directors, officers, employees and agents, from and against all Liabilities resulting from any claims, demands, actions or other proceedings by any third party arising from (i) the material breach of any representation, warranty or covenant by ABX under this Agreement, or (ii) any use by ABX of the Confidential Information of MBio; provided, however, that ABX shall not be obligated to indemnify or hold harmless MBio for such Liabilities to the extent that such Liabilities arise from (a) the gross negligence or willful misconduct of MBio, or (b) the misappropriation by MBio of the trade secrets or other proprietary information of a Third Party.

         8.3 Procedure. If a party (an "Indemnitee") intends to claim indemnification under this Article 8, it shall promptly notify the indemnifying party (the "Indemnitor") in writing of any claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. The indemnity agreement in this Article 8 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 8, but the omission so to deliver written notice to the Indemnitor shall not relieve it of any liability that it may have to any party claiming indemnification otherwise than under this Article 8. The party claiming indemnification under this Article 8, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this indemnification.

         8.4 Insurance. MBio shall secure and maintain (a) general liability insurance at all times during the term of this Agreement, and (b) product liability insurance at all times commencing upon the initiation of any human clinical trials of Products by MBio, its Affiliate or Sublicensee, in each case with respect to the development, manufacture and sales of Products in such amount as MBio customarily maintains with respect to the development, manufacture and sale of its other products. ABX shall be named as an additional insured on any such MBio product liability insurance policies. MBio shall maintain such insurance for so long as it continues to develop, manufacture or sell any Products, and thereafter for so long as MBio customarily maintains insurance for itself covering the development, manufacture and sale of its other products.


9. REPRESENTATIONS AND WARRANTIES.

         9.1 ABX.

                    9.1.1 ABX represents and warrants that: (i) it has the full right, power and authority to enter into this Agreement and to grant the rights and licenses hereunder; (ii) to the knowledge of ABX, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of ABX to enter into and perform its obligations under this Agreement; (iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; and (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it.

                    9.1.2 ABX further represents and warrants that:

                    (i) on or before the Effective Date, it has provided to MBio complete copies of all applicable ABX In-Licenses (including without limitation the GenPharm Cross License Agreement) setting forth all applicable rights, limitations and restrictions described in Section 10.10 below (it being understood that the financial terms have been redacted from some or all such copies);

                    (ii) based upon information provided to ABX by MBio concerning MBio's intellectual property rights in the Antigen, and to the best of ABX's knowledge (without the obligation to perform due diligence), (a) ABX has obtained from XT an XT-ABX Product License with respect to the Antigen that is an "Exclusive Worldwide Product License" (as defined in the Xenotech Agreement and in the form attached thereto as an exhibit); (b) the license or sublicense granted to ABX pursuant to such XT-ABX Product License with respect to the Antigen shall be exclusive even as to XT; and (c) JTI does not have the right under the Xenotech Agreement to obtain an "Exclusive Home Territory Product License" or a "Co-Exclusive Worldwide Product License" (as these are defined in the Xenotech Agreement and attached thereto as exhibits) with respect to the Antigen, or any other right or license under the Licensed Technology to develop, make and have made, use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to Products for use in the Field; except, in each case, with respect to the research license set forth in Article 3 of the Xenotech Agreement;

                    (iii) ABX has nominated the Antigen under [*] the Xenotech Agreement and taken all other actions as required under the Xenotech Agreement to obtain an "Exclusive World Wide Product License" under the Xenotech Agreement with respect to the Antigen; and

                    (iv) the XT-ABX Product License which has been executed by XT and ABX is substantially identical (i.e., other than with respect to the effective date thereof and the definition of the antigen under such agreement) to the form agreement attached to the Research License and Option Agreement as Exhibit D (it being understood that the financial terms may be redacted from such form agreement).

                    9.1.3 ABX has provided MBio with a copy of such fully-executed XT-ABX Product License (it being understood that the financial terms may have been redacted from such copy). At any time during the term of this Agreement at the request of MBio, ABX shall discuss with MBio ABX's interpretation of material terms and conditions of the applicable ABX In-Licenses, including, without limitation, the XT-ABX Product License and any limitations on ABX's right to further transfer or grant licenses or sublicenses to MBio to any and all rights to technology within the scope of the ABX Patent Rights and/or ABX Know-How under any ABX In-License.

         9.2 MBio. MBio represents and warrants that: (i) it has the full right, power and authority to enter into this Agreement; (ii) to the knowledge of MBio, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of MBio to enter into and perform its obligations under this Agreement; (iii) it has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the

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                                       17
performance of its obligations hereunder; (iv) this Agreement has been duly executed and delivered on behalf of it, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with the terms hereof; (v) the execution and delivery of this Agreement and the performance of its obligations hereunder do not conflict with or violate any requirement of applicable laws or regulations and do not conflict with, or constitute a default under, any contractual obligation of it; and (vi) it will not take any action, or fail to take any action, under this Agreement that will cause a breach of the GenPharm Cross License Agreement, the Xenotech Agreement or the Product License.

         9.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND REGARDING ABX MATERIALS, PRODUCTS OR THE LICENSED TECHNOLOGY, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, AND VALIDITY OF TECHNOLOGY OR PATENT CLAIMS, ISSUED OR PENDING. ALL XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM XENOMOUSE ANIMALS PROVIDED TO MBio PURSUANT TO THIS AGREEMENT ARE PROVIDED "AS IS," AND ABX SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO SUCH XENOMOUSE ANIMALS AND MATERIALS DERIVED IN WHOLE OR PART FROM XENOMOUSE ANIMALS.

         9.4 Effect of Representations and Warranties. It is understood that if the representations and warranties under this Article 9 are not true and accurate and a party incurs liabilities, costs or other expenses as a result of such falsity, the party at fault shall indemnify, defend and hold the injured party harmless from and against any such liabilities, costs or expenses incurred, provided that the party at fault receives prompt notice of any claim against the injured party resulting from or related to such falsity and the sole right to control the defense or settlement thereof.


10. TERM AND TERMINATION.

         10.1 Term. The term of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided in this Article 10, shall continue in full force and effect on a Product-by-Product and country-by-country basis until the expiration of all royalty obligations pursuant to this Agreement for such Product in such country. Following the expiration, but not earlier termination, of this Agreement on a Product-by-Product and country-by-country basis, MBio shall have a fully-paid up, perpetual, non-exclusive license under the ABX Know-How solely to commercialize such Product in such country.

         10.2 Termination for Breach. In the event that a party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such breach or default shall have continued for thirty (30) days after written notice of such breach was provided to the breaching party by the nonbreaching party, the non-breaching party shall have the right at its option to terminate this Agreement effective at the end of such thirty-day period unless the breaching party has cured any such breach or default prior to the expiration of the thirty-day period.

         10.3 Termination by MBio. MBio may terminate this Agreement and the license granted herein at any time, by providing ABX ninety (90) days written notice.

         10.4 Termination for Insolvency. Either party may terminate this Agreement if the other becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or dissolution, and such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

         10.5 Effect of Termination.

                    10.5.1 Accrued Obligations. Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued are based upon events occurring prior to such termination.

                    10.5.2 Stock in Hand; Sublicenses. In the event this Agreement is terminated for any reason, MBio and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose (consistent with all applicable regulations and law and subject to Articles 3 and 4 of this Agreement) of the stock of any Product subject to this Agreement then on hand. Upon termination of this Agreement by ABX for any reason, any sublicense granted by MBio hereunder shall survive, provided that upon request by ABX, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement.

                    10.5.3 Research License and Option Agreement. This Agreement is independent of, and shall not be affected by, the expiration or termination of the Research License and Option Agreement; provided that notwithstanding the foregoing, any breach by MBio of the surviving provisions of the Research License and Option Agreement shall be a breach of this Agreement.

                    10.5.4 Survival. Articles 3, 4, 7, 8 and 11 and Section 9.3 shall survive the expiration and any termination of this Agreement for any reason.


11. MISCELLANEOUS.

         11.1 Governing Laws. This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

         11.2 Waiver. It is agreed that no waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

         11.3 Assignments. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either party without the prior written consent of the other; provided, however, that either party may, without the written consent of the other, assign this Agreement and its rights and delegate its obligations hereunder (i) to any Affiliate of such party, or (ii) in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 11.3 shall be void.

         11.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

         11.5 Further Actions. Each party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

         11.6 Notices. All requests and notices required or permitted to be given to the parties hereto shall be given in writing, shall expressly reference the section(s) of this Agreement to which they pertain, and shall be delivered to the other party, effective on receipt, at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

         Millennium Biotherapeutics, Inc.:

                    Millennium Biotherapeutics, Inc.
                    620 Memorial Drive
                    Cambridge, Massachusetts 02139
                    Telecopier: 617-374-7653
                    Attn: General Manager

         Abgenix, Inc.:

                    Abgenix, Inc.
                    7601 Dumbarton Circle
                    Fremont, California  94555
                    Attn: President

         with a copy to:

                    Pillsbury Madison & Sutro LLP
                    101 West Broadway, Suite 1800
                    San Diego, California 92101
                    Attn: Mark R. Wicker

         11.7 No Implied Licenses. Only licenses and rights granted expressly herein shall be of legal force and effect. No license or other right shall be created hereunder by implication, estoppel or otherwise.

         11.8 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of ABX and MBio are subject to prior compliance with United States export regulations and such other United States laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States. MBio shall be responsible for obtaining such approvals, and shall use efforts consistent with prudent business judgment to obtain such approvals. ABX agrees to cooperate reasonably with MBio and provide reasonable assistance to MBio as may be reasonably necessary to obtain any required approvals.

         11.9 Third Party Rights. Notwithstanding anything to the contrary in this Agreement, the grant of rights by ABX under this Agreement shall be subject to and limited in all respects by the terms of the applicable ABX In-License(s) pursuant to which ABX acquired any Licensed Technology, and all rights or sublicenses granted under this Agreement shall be limited to the extent that ABX may grant such rights and sublicenses under such ABX In-Licenses. Additionally, and without limiting the foregoing, the rights granted to MBio hereunder, including without limitation any grant of "exclusive" rights, shall be subject to the rights granted to or retained by GenPharm under the GenPharm Cross License Agreement.

         11.10 Force Majeure. Nonperformance of any party (other than for the payment of money) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform, is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

         11.11 Complete Agreement. It is understood and agreed between ABX and MBio that this Agreement constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of ABX and MBio.

         11.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

         11.13 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

         IN WITNESS WHEREOF, the parties have executed this Agreement, through their respective officers hereunto duly authorized, as of the day and year first above written.

ABGENIX, INC.                                 MILLENNIUM BIOTHERAPEUTICS, INC.

By: ____________________________              By: _____________________________

Printed Name: __________________              Printed Name: ___________________

Title: _________________________              Title: __________________________

Date: __________________________              Date: ___________________________

                                  ATTACHMENT A

                                ABX PATENT RIGHTS

                                  ATTACHMENT B

                            ABX EXPRESSION TECHNOLOGY

                                  ATTACHMENT C

                                 ABX IN-LICENSES

                                    EXHIBIT B


I.      PURSUANT TO THE MRLOA

        A.    Any (i) of the patent applications listed in the following Table:


        [*]

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

                and patents issuing thereon, (ii) continuations, divisionals, reexamination certificates, reissues, or extensions thereof, and
                (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above.

        B.      Pursuant to the License Agreement by and between the [*]

                [*]

        C.      Pursuant to the Agreement between the [*]

                [*]

        D. Pursuant to the Material Transfer and License Agreement by and between [*]

                [*]

        E.      Pursuant to Agreements between [*]

                [*]

II.     PURSUANT TO THE GENPHARM CROSS LICENSE

        A. [*] (i) any continuations, continuations-in-part, patents of addition, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates thereof, (ii) any patents issuing from such application or

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                                                                              2
                upon an application under (i), and (iii) foreign counterparts applied for, issued, or issuing on such application or any of
                (i) or (ii).

        B. [*] including (i) any continuations, continuations-in-part, patents of addition, divisionals, reexamination certificates, reissues or extensions, including supplemental protection certificates thereof, (ii) any patents issuing from such application or upon an application under (i), and (iii) foreign counterparts applied for, issued, or issuing on such application or any of (i) or (ii).

        C.      Pursuant to a License Agreement dated [*]

                [*]

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                                                                              3

                                    EXHIBIT C

                                      [*]

        Any (i) of the patents or patent applications listed in the following
Table:


[*]

(ii) all patents that have issued or in the future issue from any of the foregoing patent applications, including without limitation utility, model and design patents and certificates of invention; and (iii) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions or additions to any such patents and patent applications and patents issuing thereon, and (iv) any foreign counterparts issued or issuing on any of (i),
(ii), or (iii) above.

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                                                                              1

                    EXHIBIT D FORM OF ABX-XT PRODUCT LICENSE


        THIS PRODUCT LICENSE AGREEMENT (the "Agreement") effective the ____ day of ____________, _____, is made by and between XENOTECH, L.P., a California limited partnership ("XT"), and ABGENIX, INC., a Delaware corporation ("ABX") ("Licensee").

                                    RECITALS

        XT desires to grant to Licensee and Licensee desires to acquire from XT an exclusive worldwide license or sublicense, as the case may be, under the Licensed Technology to commercialize Products, on the terms and conditions herein.

        NOW, THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the parties as follows:

        1.     DEFINITIONS.

        For purposes of this Agreement, the terms set forth in this Article shall have the meanings set forth below.

               1.1 "ABX" shall mean Abgenix, Inc.

               1.2 "Affiliate" shall mean any entity which controls, is controlled by or is under common control with any one of ABX, JTI or XT. An entity shall be regarded as in control of another entity if it owns or controls at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, for the election of the corresponding managing authority); provided, however, XT shall not be an Affiliate of ABX or JTI under this Agreement and XT shall not be considered controlled by ABX or JTI for purposes of determining Affiliates of ABX or JTI.

               1.3 "Antibody" shall mean a composition comprising a whole antibody or a fragment thereof, said antibody or fragment having been derived from the Licensed Technology and/or generated from the Mice or the Future Generation Mice or having been derived from nucleotide sequences encoding, or amino acid sequences of, such an antibody or fragment.

               1.4 "Antibody Product" shall mean any product comprising an Antibody or Genetic Material encoding an Antibody wherein, in respect of each Antibody Product, said Genetic Material does not encode multiple Antibodies.

               1.5 "Antibody-Secreting Cell" shall mean a cell that secretes an Antibody, except where such cell is part of a mammal.

               1.6 "Antigen Technology" shall mean (i) all U.S. patent applications and patents listed on Schedule 1 and patents issuing on such patent applications owned by or licensed to XT which relate to the Product Antigen, in each case to the extent XT has the right to license or sublicense the same; (ii) any continuations, divisionals, reexaminations, reissues or extensions of any of
(i) above; (iii) any foreign counterparts issued or issuing on any of (i) or
(ii) above; and (iv) materials as set forth in Schedule 1.

               1.7 "CGI" shall mean Cell Genesys, Inc.

               1.8 "Effective Date" shall mean the date this Agreement is executed by XT and Licensee.

               1.9 "Future Generation Mice" shall have the meaning defined in the Master Research License and Option Agreement, as amended.

               1.10 "Genetic Material" shall mean a nucleotide sequence, including DNA, RNA, and complementary and reverse complementary nucleotide sequences thereto, whether coding or noncoding and whether intact or a fragment.

               1.11 "GenPharm Cross License" shall mean that certain Cross License Agreement, effective as of March 26, 1997, entered into by and among the parties, GenPharm International, Inc. ("GenPharm") and the other parties named therein, as the same may be amended from time to time.

               1.12 "IND" shall mean an Investigational New Drug Exemption for a Product, as defined in the U.S. Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or its non-U.S. equivalent.

               1.13 "JTI" shall mean Japan Tobacco Inc.

               1.14 "License Fee" shall have the meaning set forth in Article 3 hereof.

               1.15 "Licensed Field" shall mean all human medical uses.

               1.16 "Licensed Technology" shall mean the Antigen Technology, the XenoMouse(TM) Technology, and XT-Controlled Rights.

               1.17 "Master Research License and Option Agreement" shall mean that certain Master Research License and Option Agreement entered into by CGI, JTI and XT as of June 28, 1996 (and subsequently assigned by CGI to ABX), as it may be amended.

               1.18 "Mice" shall have the meaning defined in the Master Research License and Option Agreement, as amended.

               1.19 "Net Sales" shall mean [Redacted]

               1.20 "Product" and "Products" shall mean one or more Antibody Products which incorporate (i) an Antibody which binds to the Product Antigen or
(ii) Genetic Material encoding such an Antibody wherein said Genetic Material does not encode multiple antibodies.

               1.21 "Product Antigen" shall mean ____________________.

               1.22 "Sublicensee" shall mean a third party that is not an Affiliate (provided, however, that CGI may be a Sublicensee of ABX, whether or not CGI is an Affiliate of ABX) to whom Licensee has granted a sublicense under the Licensed Technology to make, use and/or sell Products to the extent of the rights of Licensee therein. "Sublicensee" shall also include a third party to whom Licensee has granted the right to distribute Products under the Licensed Technology to the extent of the rights of Licensee therein, provided that such third party is responsible for the marketing and promotion of Products within the applicable country.

               1.23 "Territory" shall mean all the countries of the world.

               1.24 "Transgenic Product" shall mean any product constituting (i) Mice or Future Generation Mice, (ii) Genetic Material from Mice or Future Generation Mice, or (iii) an Antibody-Secreting Cell.

               1.25 "Universal Receptor Product" shall mean a substance that is developed utilizing both (i) an Antibody and (ii) Universal Receptor Technology.

               1.26 "Universal Receptor Technology" shall mean technology for universal receptors [*] As used herein: (i) "universal receptor" shall mean a receptor [*]

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               1.27 "Valid Claim" shall mean a claim of a pending or issued, and unexpired patent included within the Licensed Technology, which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

               1.28 "XenoMouse(TM) Technology" shall mean (i) all U.S. patent applications and patents listed on Schedule 2 and patents issuing on such applications; (ii) any continuations, divisionals, reexaminations, reissues or extensions of any of (i) above; (iii) any foreign counterparts issued or issuing on any of (i) or (ii) above; and (iv) the Mice (as such term is defined in the Master Research License and Option Agreement) and other materials as set forth on Schedule 2.

               1.29 "XT-Controlled Rights" shall mean all rights to patents or technology that are licensed to XT pursuant to the agreements listed on Schedule 4 or any other license or similar agreement granting XT rights to patents or technology (each such agreement an "XT In-License"), to the extent that XT has the right under the terms of the applicable XT In-License to further license or sublicense such rights during the Term of this Agreement.

               1.30 "XT In-License" shall have the meaning set forth in Section 1.29, above.

        2.     LICENSE GRANT; USE OF MICE BY THIRD PARTIES.

               2.1 Subject to the terms and conditions of this Agreement, XT hereby grants to Licensee an exclusive license or sublicense, as the case may be, under the Licensed Technology, to make and have made Products anywhere in the world and to use, sell, lease, offer to sell or lease, import, export, otherwise transfer physical possession of or otherwise transfer title to such Products in the Licensed Field in the Territory. Such license or sublicense shall be exclusive even as to XT, and shall include the exclusive right to grant and authorize sublicenses for exploitation worldwide; provided, however, that Licensee may not, under this license, grant sublicenses to any rights to the Mice except as provided in Section 2.2 of this Agreement.

               2.2 In connection with the grant of a sublicense under this Agreement to a third party, and notwithstanding any provision to the contrary in the Master Research License and Option Agreement or any Material Transfer Agreement entered into between the parties under Sections 2.1, 2.2 or 2.3 of the Master Research License and Option Agreement, Licensee shall have the right to grant a sublicense to use Mice and Future Generation Mice transferred to the third party pursuant to the terms of Section 2.7 of the Master Research License and Option Agreement, and Transgenic Products other then Mice or Future Generation Mice, to research, develop, make, have made, use, import, export, sell, lease, offer to sell or lease or otherwise distribute or commercialize Products, with the proviso that the sublicense described in this Section 2.2 shall not exceed the Licensee's rights conferred in accordance with the Master Research License and Option Agreement or this Product License.

               2.3 It is understood and agreed that, as to all XT-Controlled Rights, the grant of rights under this Article 2 shall be subject in all respects to the applicable XT In-License(s) pursuant to which such XT-Controlled Rights were granted to XT.

        3.     LICENSE FEE.

        Licensee shall pay to XT within thirty days of the Effective Date a license fee of [Redacted].


        4.     ROYALTIES.

               4.1 Royalty Rates. In consideration for the license and rights granted herein, Licensee agrees to pay to XT royalties [Redacted].

               4.2 Royalty Offsets. In the event that (i) Licensee, its Affiliate or Sublicensee is required to pay a non-Affiliate third party amounts with respect to Products under agreements for patent rights or other technologies which Licensee, its Affiliate or Sublicensee, in its reasonable judgment, determines are necessary or desirable to license or acquire with respect to such Products (excluding any such payments made to Licensee by its Affiliates), or (ii) any reimbursement payments are due to XT pursuant to
Section 5.1 below, then Licensee may deduct the aggregate of any such amounts from any royalty amount owing to XT for the sale of such Products pursuant to
Section 4.1 above; provided, however, that payments from Licensee to a third party that is an Affiliate, or was an Affiliate at any time within two (2) years prior to the Effective Date, may not be offset under this Section 4.2. Notwithstanding the foregoing provisions of this Section 4.2, in no event shall the royalties due to XT pursuant to Section 4.1 above be so reduced to less than [*] of the amount that would otherwise be due to XT thereunder. [*]

               4.3 Single Royalty; Non-Royalty Sales. Only one royalty shall be payable with respect to any Product, regardless of how many claims or patents within the Licensed Technology cover such Product. In addition, no royalty shall be payable under this Article 4 with respect to sales of Products among Licensee and its Affiliates and/or Sublicensees and their Affiliates or for use in research and/or development or clinical trials.

               4.4 No Patent Protection. Royalties shall be payable at the rates specified in Section 4.1 or 4.2 above only with respect to sales of Products that would infringe a Valid Claim in the country in which such Products are sold. In the event that such Products are not covered by a Valid Claim in such country, XT shall be paid a royalty on such sales in accordance with this
Article 4, but the royalty due XT with respect to Net Sales in such country will equal [*] of the royalty set forth in Section 4.1 or as it may be offset under
Section 4.2.

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               4.5 Combination Products. In the event that a Product is sold in combination as a single product with another product or component, Net Sales from such combination sales for purposes of calculating the amounts due under this Article 4 shall be calculated by multiplying the Net Sales of that combination by the fraction A/(A + B), where A is the gross selling price of the Product sold separately and B is the gross selling price of the other product sold separately. In the event that no such separate sales are made in the same quarter by Licensee, Net Sales for royalty determination shall be as reasonably allocated by Licensee, between such Product and such other product, based upon their relative importance and proprietary protection.

               4.6 Termination of Royalties. Royalties under Section 4.1, 4.2, or 4.4 will be due until the later of (i) ten years from the first commercial sale of Products in any country or (ii) on a country-by-country basis, the expiration of the last-to-expire patent within the Licensed Technology covering the Products in such country.

        5.     THIRD PARTY ROYALTIES.

               5.1 Royalties Payable by XT. XT will be responsible for the payment of any royalties, license fees and milestone and/or other payments due to third parties under licenses or similar agreements entered into by XT necessary to allow the manufacture, use or sale of Products. Licensee shall reimburse XT for any royalties paid by XT to third parties under licenses or similar agreements covering Products necessary to allow the manufacture, use or sale or other exploitation of Products anywhere in the world. Licensee shall continue any such reimbursement payments to XT until XT's obligation to pay royalties to a third party under any license covering Products expires or terminates. XT agrees not to enter into any license or similar agreement after the Effective Date which would obligate Licensee to make any payments under this
Section 5.1 without the prior written consent of Licensee.

               5.2 Royalties Payable by Licensee. Xenotech shall have no responsibility under the terms of this Agreement for the payment of any royalties, license fees or milestone or other payments due to third parties under licenses or similar agreements entered into by Licensee, its Affiliates, or its Sublicensees to allow the manufacture, use or sale of Products.


        6.     ACCOUNTING AND RECORDS.

               6.1 Royalty Reports and Payments. After the first commercial sale of Products on which royalties are required, Licensee agrees to make quarterly written reports to XT within eighty days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of Products sold during the calendar quarter upon which a royalty is payable under
Article 4 above. Concurrently with the making of such reports, Licensee shall pay to XT royalties at the applicable rate specified in Section 4.1, 4.2 or 4.4 above and all royalties payable pursuant to Section 5.1 above, and any adjustment to Net Sales for a prior period in accordance with the definition of Net Sales in Section 1.11 hereof. All payments to XT hereunder shall be made in U.S. Dollars to a bank account designated by XT.

               6.2 Early Third Party License Payments. If XT is obligated to pay royalties to a third party prior to ninety days after the end of the calendar quarter, XT shall so notify Licensee and Licensee shall provide the reports and payments set forth in Section 6.1 above not later than ten days before the date such payments are due to the third party. Up to thirty-five days before such payments are due, XT may provide Licensee with an invoice by facsimile setting forth the royalties XT must pay third parties with respect to Licensee's activities in the Territory in the preceding quarter, and Licensee shall pay such invoices within thirty days of receipt of such invoice.

               6.3 Records; Inspection. Licensee shall keep (and cause its Affiliates and Sublicensees to keep) complete, true and accurate books of account and records for the purpose of determining the royalty amounts payable to XT under this Agreement. Such books and records shall be kept at the principal place of business of Licensee or its Affiliates or Sublicensees, as the case may be, for at least three years following the end of the calendar quarter to which they pertain. Such records of Licensee or its Affiliates will be open for inspection during such three-year period by a representative of XT for the purpose of verifying the royalty statements. Licensee shall require each of its Sublicensees to maintain similar books and records and to open such records for inspection during the same three-year period by a representative of Licensee reasonably satisfactory to XT on behalf of, and as required by, XT for the purpose of verifying the royalty statements. All such inspections may be made no more than once each calendar year, at reasonable times mutually agreed by XT and Licensee. The XT representative will be obliged to execute a reasonable confidentiality agreement prior to commencing any such inspection. Inspections conducted under this Section 6.3 shall be at the expense of XT, unless a variation or error producing an increase exceeding [Redacted] of the amount stated for the period covered by the inspection is established in the course of any such inspection, whereupon all costs relating thereto will be paid by Licensee. Upon the expiration of three years following the end of any fiscal year, the calculation of royalties payable with respect to such year shall be binding and conclusive, and Licensee shall be released from any liability or accountability with respect to royalties for such year.

               6.4 Currency Conversion. If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. Dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

               6.5 Late Payments. Any payments due from Licensee that are not paid on the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the prime rate as reported by the Bank of America in San Francisco, California on the date such payment is due, plus an additional [Redacted], calculated on the number of days such payment is delinquent. This Section 6.5 shall in no way limit any other remedies available to any party.

               6.6    Withholding Taxes.

                      6.6.1 Unless immediately reimbursable under Section 6.6.2 below, all payments required to be made pursuant to Articles 3, 4 and 5 hereof shall be without deduction or withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction. Such taxes are referred to herein as "Withholding Taxes" and such Withholding Taxes shall be the sole responsibility of the withholding party. The withholding party shall provide a certificate evidencing payment of any Withholding Taxes hereunder.

                      6.6.2 XT agrees to elect to claim a tax credit for Withholding Taxes with respect to which it is entitled so to elect, and further agrees not to amend such election for the full carry-forward period with respect to such credit. At the time that XT realizes a reduction in U.S. tax liability by actually utilizing the Withholding Taxes as a credit against regular U.S. tax liability (determined on a "first-in-first-out" basis pro rata with other available foreign tax credits), then the amount of such reduction attributable to such credit shall immediately be reimbursed to the withholding party. For these purposes, a reduction in U.S. tax liability shall include both a direct reduction in XT's own tax liability and a reduction in the U.S. tax liability of any of its partners.

               6.7 Tax Indemnity. Except as provided in Section 6.6, each party (the "Tax Indemnitor") shall indemnify and hold harmless the other party hereto (each a "Tax Indemnitee") from and against any tax or similar governmental charge assessed solely because of this Agreement with respect to and directly attributable to the income or the assets of the Tax Indemnitor. In the event that any governmental agency shall make a claim against a party hereto which could give rise to an indemnity hereunder, such potential Tax Indemnitee shall give reasonably prompt notice to the potential Tax Indemnitor of the assertion of such claim. If the transmission of such notice is unreasonably deferred and has a material, adverse affect on the ability of the potential Tax Indemnitor to challenge such claim, such potential Tax Indemnitor shall be released from liability hereunder. The Tax Indemnitor alone shall (at its own expense) control the defense or compromise of any such claim. The Tax Indemnitee shall execute any documents required to enable Tax Indemnitor to defend such claim, provide any information necessary therefor, and cooperate with Tax Indemnitor in such defense.

               6.8 XT Tax Indemnity. XT shall indemnify and hold harmless Licensee and its Affiliates from and against any increase to its country of incorporation income tax liability directly attributable to a positive adjustment to the amount of gross receipts (an "Adjustment") reported or reportable by such party from the income, including the royalty income, received from Licensee on Covered Products. The amount payable hereunder shall be equal to the difference between (a) the product of (i) the amount of the Adjustment, and (ii) the highest combined marginal corporate tax rate in the country of incorporation in effect for the taxable year for which such Adjustment is made, and (b) the reduction in the party's foreign tax liability, which for purposes of this Agreement shall be equal to the product of (i) the amount of any correlative adjustment to its foreign taxable income, and (ii) the highest combined marginal foreign corporate tax rate in effect for the taxable year for which the correlative adjustment is made. No indemnification payment shall be required hereunder until comprehensive efforts to obtain a correlative adjustment to Licensee's or its Affiliates', as the case may be, taxable income in a foreign state (which may include, for example invoking competent authority provisions under the U.S. Japanese Income Tax Treaty (if applicable) or other applicable bilateral tax treaty) have, to the extent reasonable to do so, been exhausted.

        7.     RESEARCH AND DEVELOPMENT.

               7.1 Funding and Conduct. Licensee shall independently furnish and be responsible for funding and conducting all of its preclinical and clinical research and development of Products, at its own expense.

               7.2 Biomaterials. In the case of Previously Selected Antigens as defined in the Master Research License and Option Agreement, at the reasonable request of Licensee, XT shall make available as part of the license granted hereunder to Licensee [*]. Such hybridomas, reagents and materials, as well as the related data thus made available will be used only by Licensee and its Affiliates and Sublicensees and manufacturing subcontractors.

        8.     DUE DILIGENCE.

               8.1 Reasonable Commercial Efforts; IND Milestone.

                      8.1.1 Licensee agrees to use commercially reasonable efforts consistent with prudent business judgment to commercialize Products, by the filing of an IND by Licensee, or its Affiliate or Sublicensee, in the United States or Japan within such period of time as may be agreed upon by the parties after good faith negotiations taking into account factors relating to the Product Antigen or, if no such period is agreed upon, three years from the Effective Date.

                      8.1.2 Notwithstanding the foregoing, Licensee shall be required actively and continuously to pursue the filing of an IND by Licensee, or its Affiliate or Sublicensee, as soon as practicable after the Effective Date using reasonable commercial efforts consistent with prudent business judgment. After filing of an IND, Licensee, or its Affiliate or Sublicensee, shall be required to have an active IND and to be actively conducting clinical trials in pursuit of regulatory approval for the Products in the United States or Japan.

               8.2    Failure to Meet Due Diligence Obligation.

                      8.2.1 If the diligence requirements set forth in Section
8.1 are not met by Licensee (or its Affiliates or Sublicensees) in the United States or in Japan, Licensee's rights hereunder shall terminate upon written notice by XT to Licensee and subject to Sections 8.3, 8.4 and 13.3 below.

                      8.2.2 Notwithstanding Section 8.2.1, the license granted hereunder to Licensee shall not terminate by reason of a delay in meeting the IND milestone set forth in Section 8.1.1, to the

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                                      -9-
extent that prudent business judgment, based on circumstances outside of Licensee's reasonable control, reasonably justifies such delay.

               8.3 Dispute Resolution. In the event that a dispute arises whether the diligence requirements in Article 8 have been met or circumstances exist which Licensee believes justifies a failure on its part to meet such obligation, the parties will attempt to resolve any dispute by mutual agreement during a period of 30 days following Licensee's receipt of the notice under
Section 8.2.1.

               8.4 Arbitration. In the event that the parties are unable to resolve such dispute pursuant to Section 8.3 above, such dispute shall be settled between XT and Licensee by binding arbitration as set forth in Section
14.12. If the arbitrator determines that the party acted in good faith, but failed to meet its obligations under Section 8.1 above, the license granted to such party shall not terminate unless the nonperforming party fails to cure such non-performance within a reasonable period of time, as determined by the arbitrator.

        9.     PATENTS.

               9.1 XenoMouse Technology.

                      (a) XT or its licensor, as they may agree, shall have responsibility for preparing, filing, prosecuting and maintaining patents and patent applications worldwide relating to the XenoMouse Technology and conducting any interferences, oppositions, reexaminations, or requesting reissues or patent term extensions with respect to the XenoMouse Technology. XT shall keep Licensee reasonably informed as to the status of such patent matters, including without limitation, by providing Licensee the opportunity to review and comment on any substantive documents which will be filed in any patent office, and providing Licensee copies of any substantive documents received by XT from such patent offices including notice of all interferences, reexaminations, oppositions or requests for patent term extensions. Licensee shall cooperate with and assist XT in connection with such activities, at XT's request and expense.

                      (b) In the event that Licensee becomes aware that any XenoMouse Technology necessary for the practice of the license granted herein is infringed or misappropriated by a third party or is subject to a declaratory judgment action arising from such infringement, Licensee shall promptly notify XT and XT shall thereafter promptly notify the owner of such intellectual property. XT or its licensor, as they may agree, shall have the exclusive right to enforce, or defend any declaratory judgment action, at its expense, involving any XenoMouse Technology. In such event, XT shall keep Licensee reasonably informed of the progress of any such claim, suit or proceeding. Any recovery received by XT as a result of any such claim, suit or proceeding shall be used first to reimburse XT for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, and the remainder divided [*] between XT and Licensee, only to the extent that such recovery is related to the Products.

               9.2    Antigen Technology.

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                                      -10-
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                      9.2.1 Licensee shall, at its expense, have the initial
worldwide responsibility for preparing, filing, prosecuting and maintaining patent applications and conducting any interferences, oppositions, reexaminations, or requesting reissues or patent term extensions with respect to Antigen Technology, except to the extent XT may not have the right to do so. Licensee shall give XT the opportunity to review the status of all such pending patent applications and actions and shall keep XT fully informed of the progress of such applications and actions, including, without limitation, by promptly providing XT with copies of all substantive worldwide correspondence sent to and received from patent offices, and providing notice of all interferences, reexaminations, oppositions or requests for patent term extensions. In the event that Licensee declines or fails to prepare, file, prosecute or maintain such patent applications or patents or take such other actions, relating to the Products in any country, it shall promptly and in no event later than ninety days prior to any filing deadline, provide notice to XT. XT shall have the right to assume such responsibilities at its own expense, using counsel of its choice.

                      9.2.2 In the event that Licensee becomes aware that any Antigen Technology is infringed or misappropriated by a third party in any country of the world, or is subject to a declaratory judgment action arising from such infringement in any country, Licensee shall promptly notify XT and XT shall thereafter promptly notify the owner of such intellectual property. Licensee shall have the exclusive right to enforce, or defend any declaratory judgment action, in any country of the world, at its expense, involving any Antigen Technology. In such event, Licensee shall keep XT reasonably informed of the progress of any such claim, suit or proceeding. Any recovery by Licensee received as a result of any such claim, suit or proceeding shall be used first to reimburse Licensee for all expenses (including attorneys, and professional fees) incurred in connection with such claim, suit or proceeding, and the remainder divided [*] between Licensee and XT.

               9.3 Infringement Claims. If the production, sale or use of Products pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against Licensee (or its Affiliates or Sublicensees), Licensee shall promptly notify XT thereof in writing setting forth the facts of such claim in reasonable detail. Except where (i) the claim is determined pursuant to Article 10 of the Master Research License and Option Agreement to involve Core Technology (as defined therein) or (ii) the claim involves Additional Technology as defined in the Technology Exchange Agreement among CGI, JTI and XT dated March 22, 1996 (and subsequently assigned by CGI to
ABX), as it may be amended from time to time, Licensee shall have the exclusive right to defend and control the defense of any such claim, suit or proceeding, at its own expense, using counsel of its choice. Licensee shall keep XT reasonably informed of all material developments in connection with any such claim, suit or proceeding as it relates to the Licensed Technology, Licensee shall have the right to deduct any damages and expenses (including attorneys' and professional fees) against any amounts due, or which may become due, to XT pursuant to this Agreement. Notwithstanding the above, Licensee shall not be able to settle any such claim, suit or proceeding that involves any admission of the invalidity of the Licensed Technology.

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                                      -11-
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               9.4 Patent Marking. Licensee agrees to mark and have its
Affiliates and Sublicensees mark all Products sold pursuant to this Agreement in accordance with the applicable statutes or regulations in the country or countries of manufacture and sale thereof.

        10.    CONFIDENTIALITY.

               10.1 Confidential Information. Except as expressly provided herein, the parties agree that, for the term of this Agreement and for five years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by another party hereto pursuant to this Agreement except to the extent that it can be established by the receiving party by competent proof that such information:

                      (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                      (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                      (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

                      (d) was subsequently lawfully disclosed to the receiving party by a person other than a party or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

               10.2 Permitted Disclosures. Notwithstanding Sections 10.1 above and 14.16 below, each party hereto may disclose the other party's information to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, making a permitted sublicense or other exercise of its rights hereunder or conducting clinical trials, provided that if a party is required to make any such disclosure of the other party's secret or confidential information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure requirement and, save to the extent inappropriate in the case of patent applications, will use efforts consistent with prudent business judgment to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise). Notwithstanding the foregoing, XT shall not disclose to third parties, clinical data or regulatory filings received from Licensee except as agreed in writing by Licensee.

        11.    SUBLICENSES.

        Pursuant to Article 2 herein, Licensee will have the right to grant and authorize sublicenses to third parties; provided, however, the Licensee shall remain responsible for any payments due XT for Net

Sales of Products by any Sublicensee. Licensee may retain any amounts received from Sublicensees in excess of the amounts owed to XT pursuant to Articles 4 and
5. Any sublicense granted by Licensee pursuant to this Agreement shall provide that the Sublicensee will be subject to the applicable terms of this Agreement. Licensee shall provide XT with a copy of relevant portions of each sublicense agreement, as reasonably required by XT.

        12.    REPRESENTATIONS AND WARRANTIES.

               12.1 XT. XT represents and warrants that:

                      (i) it has the full right and authority to enter into this Agreement and grant the rights and licenses granted herein;

                      (ii) it has not previously granted and will not grant any rights inconsistent or in conflict with the rights and licenses granted to Licensee herein;

                      (iii) there are no existing or threatened actions, suits or claims pending against XT with respect to the Licensed Technology or the right of XT to enter into and perform its obligations under this Agreement;

                      (iv) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in and to the Licensed Technology, or any portion thereof, with respect to the Products, or their manufacture or use;

                      (v) Schedule 3 hereto sets forth all royalties, license fees, milestone payments and similar payments due to third parties for which Licensee is obligated to reimburse XT under Section 5.1 above as of the Effective Date; and

                      (vi) the Licensed Technology is all the technology owned by or licensed to XT as of the Effective Date.

               12.2 Licensee. Licensee represents and warrants that:

                      (i) it has the full right and authority to enter into this Agreement,

                      (ii) to its knowledge, there are no existing or threatened actions, suits or claims pending with respect to the subject matter hereof or the right of Licensee to enter into and perform its obligations under this Agreement; and

                      (iii) it has not entered and during the term of this Agreement will not enter any other agreement inconsistent or in conflict with this Agreement.

               12.3 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, XT MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF LICENSED TECHNOLOGY CLAIMS, ISSUED OR PENDING.

               12.4 Effect of Representations and Warranties. It is understood that if the representations and warranties under this Article 12 are not true and accurate and a party incurs liabilities, costs or other expenses as a result of such falsity, the party at fault shall indemnify, defend and hold the injured party harmless from and against any such liabilities, costs or expenses incurred, provided that the party at fault receives prompt notice of any claim against the injured party resulting from or related to such falsity and the sole right to control the defense or settlement thereof.

        13.    TERM AND TERMINATION.

               13.1 Effectiveness. This Agreement shall become effective as of the Effective Date and the license rights granted by XT under Article 2 above shall be in full force and effect as of such date.

               13.2 Term. Unless earlier terminated pursuant to the other provisions of this Article 13, this Agreement shall continue in full force and effect until the later of

               (i) the expiration of the last to expire patent within the Licensed Technology claiming Products; or

               (ii) the twentieth anniversary of the Effective Date.

The licenses granted under Article 2 shall survive the expiration (but not an earlier termination) of this Agreement; provided that such licenses shall in such event become nonexclusive.

               13.3 Termination for Breach. Either party to this Agreement may terminate this Agreement in the event the other party shall have materially breached or defaulted in the performance of any of its material obligations hereunder, and such shall have continued for sixty days after written notice thereof was provided to the breaching party by the nonbreaching party that terminates the Agreement as to such party. Any termination shall become effective at the end of such sixty day period unless the breaching party has cured any such breach or default prior to the expiration of the sixty day period. However, if the party alleged to be in breach of this Agreement disputes such breach within such sixty day period, the non-breaching party shall not have the right to terminate this Agreement unless it has been determined by an arbitration proceeding in accordance with Section 14.12 below that this Agreement was materially breached, and the breaching party fails to cure such breach within thirty days following the final decision of the arbitrators or such other time as directed by the arbitrators.

        13.4 Other Termination Rights. Licensee may terminate this Agreement and the license granted herein, in its entirety or as to any particular patent within the Licensed Technology in a particular country, at any time, by providing XT ninety-days written notice. In the event of termination as to a particular country, the subject patent in such country shall cease to be within the Licensed Technology for all purposes of this Agreement.

        13.5   Effect of Termination.

               13.5.1 Termination of this Agreement for any reason shall not release either party hereto from any liability which at the time of such termination has already accrued to the other party or which is attributable to a period prior to such termination.

               13.5.2 In the event this Agreement is terminated for any reason, Licensee and its Affiliates and Sublicensees shall have the right to sell or otherwise dispose of the stock of any Products subject to this Agreement then on hand. Upon termination of this Agreement by XT for any reason, any sublicense granted by Licensee hereunder shall survive, provided that upon request by XT, such Sublicensee promptly agrees in writing to be bound by the applicable terms of this Agreement.

               13.5.3 This Agreement, including, without limitation, any licenses or sublicenses granted pursuant to this Agreement, shall survive any dissolution, liquidation or acquisition of XT. Such licenses shall remain in full force and effect even after any distribution, following dissolution, of the intellectual property owned or licensed to XT, to any entity. Any transfer of such intellectual property prior to or following dissolution shall be subject to the licenses granted herein.

               13.5.4 This Agreement, including the license granted in Article 2, is independent of, and shall not be affected by, any breach or termination of the Master Research License and Option Agreement or any other agreement between the parties or their Affiliates. In the event of the termination of the Master Research License and Option Agreement, the rights and obligations of the parties hereto under Article 12 thereof shall be deemed to be part of this Agreement.

               13.5.5 Sections 6.3, 6.5, 6.6, 6.7 and 6.8 and Articles 10, 12,
13 and 14 shall survive the expiration and any termination of this Agreement for any reason.

        14.    MISCELLANEOUS.

               14.1 Governing Laws. This Agreement shall be interpreted and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

               14.2 Waiver. It is agreed that no waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

               14.3 Assignment. This Agreement and the license granted hereunder may not be assigned by Licensee to any third party without the written consent of XT, and XT may not assign this Agreement to a third party without the consent of Licensee; except any party may assign this Agreement without such consent to
(a) an Affiliate (provided that such Affiliate is two-thirds or greater owned directly or indirectly) or (b) an entity that acquires substantially all of the assets of the monoclonal antibody business segment of the assigning party. The terms and conditions of this Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the parties.

               14.4 Independent Contractors. The relationship of the parties hereto is that of independent contractors. The parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby.

               14.5 Compliance with Laws. In exercising their rights under this license, the parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this license.

               14.6 No Implied Obligations. Except as expressly provided in
Article 8 above, nothing in this Agreement shall be deemed to require Licensee to exploit the Licensed Technology nor to prevent Licensee from commercializing products similar to or competitive with any Products, in addition to or in lieu of such Products.

               14.7 Notices. Any notice required or permitted to be given to the parties hereto shall be given in writing and shall be deemed to have been properly given if delivered in person or when received if mailed by first class certified mail to the other party at the appropriate address as set forth below or to such other addresses as may be designated in writing by the parties from time to time during the term of this Agreement.

                      XT:                    Xenotech, L.P.
                                             322 Lakeside Drive
                                             Foster City, California  94404
                                             Attn:  Chief Financial Officer


                      Japan Tobacco Inc.:    Japan Tobacco Inc.
                                             JT Building
                                             2-1 Toranomon 2-chome
                                             Minato-ku, Tokyo 105
                                             Japan
                                             Attn:  Vice President
                                             Pharmaceutical Division

                      with a copy to:        JT America Inc.
                                             1825 South Grant Street, Suite 220

                                             San Mateo, CA  94402
                                             Attn:  President

                      and to:                Gilbert, Segall and Young LLP
                                             430 Park Avenue
                                             New York, NY  10022
                                             Attn:  Neal N. Beaton, Esq.

                      Abgenix, Inc.:         Abgenix, Inc.
                                             7601 Dumbarton Circle
                                             Fremont, California  94555
                                             Attn:  President

                      with a copy to:        Wilson  Sonsini  Goodrich  &
                                             Rosati, P.C.
                                             650 Page Mill Road
                                             Palo Alto, California  94304
                                             Attn:  Kenneth A. Clark, Esq.

               14.8 Export Laws. Notwithstanding anything to the contrary contained herein, all obligations of XT and Licensee are subject to prior compliance with United States [and Japanese]** export regulations and such other United States [and Japanese]** laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States [and Japan].** Licensee shall use efforts consistent with prudent business judgment to obtain such approvals. XT shall cooperate with Licensee and shall provide assistance to Licensee as reasonably necessary to obtain any required approvals.

               14.9 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision and the parties shall discuss in good faith appropriate revised arrangements.

               14.10 Force Majeure. Nonperformance of any party (except for payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform, is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party.

               14.11 No Consequential Damages. IN NO EVENT SHALL ANY PARTY HERETO BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER.

               14.12 Dispute Resolution; Arbitration. The parties will attempt to resolve any dispute under this Agreement by mutual agreement, and, if required, there shall be a face-to-face meeting between senior executives of the parties. Any dispute under this Agreement which is not settled after such meeting, shall be finally settled by binding arbitration, conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said rules. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The costs of the arbitration, including administrative and arbitrators' fees, shall be shared equally by the parties. Each party shall bear its own costs and attorneys' and witness' fees. The prevailing party in any arbitration, as determined by the arbitration panel, shall be entitled to an award against the other party in the amount of the prevailing party's costs and reasonable attorneys, fees. The arbitration shall be held in [San Francisco, California]* [Tokyo, Japan, if initiated by XT against Licensee and in San Francisco, California, if initiated by Licensee against XT].** A disputed performance or suspended performances pending the resolution of the arbitration must be completed within thirty days following the final decision of the arbitrators. Any arbitration shall be completed within six months from the filing of notice of a request for such arbitration.

               14.13 Complete Agreement. It is understood and agreed between XT and Licensee that this Agreement constitutes the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and that all prior agreements respecting the subject matter hereof, either written or oral, expressed or implied, shall be abrogated, canceled, and are null and void and of no effect. No amendment or change hereof or addition hereto shall be effective or binding on either of the parties hereto unless reduced to writing and executed by the respective duly authorized representatives of XT and Licensee.

               14.14 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and both together shall be deemed to be one and the same agreement.

               14.15 Headings. The captions to the several Articles and Sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

               14.16 Nondisclosure. Except as provided in Article 10, each of the parties hereto agrees not to disclose to any third party the terms of this Agreement without the prior written consent of each other party hereto, except to advisors, investors, licensees, sublicensees and others on a need to know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law; provided, however, that the royalty rate specified in Section 4.1 of this executed Product License shall be redacted before the terms of this executed Product License are disclosed to potential licensees and sublicensees. Without limitation upon any provision of this Agreement, each of the parties hereto shall be responsible for the observance by its employees, consultants and contractors of the foregoing confidentiality obligations.

               14.17 Conformity with GenPharm Cross-License. The rights and licenses granted to Licensee hereunder shall be subject to the GenPharm Cross License, and to the extent that this

Agreement purports to grant greater rights to Licensee than is permitted under the GenPharm Cross License, such rights shall be granted only to the extent permitted under the GenPharm Cross License, and the terms of the GenPharm Cross License shall control.

        IN WITNESS WHEREOF, the parties have executed this Agreement, through their respective officers hereunto duly authorized, as of the day and year first above written.


XENOTECH, INC. (as General                    LICENSEE
Partner of XENOTECH, L.P.)


By: ____________________________              By: _____________________________

Name: __________________________              Name: ___________________________

Title: _________________________              Title: __________________________